                                                                     EXHIBIT 4.3
                                                                  EXECUTION COPY

--------------------------------------------------------------------------------


                       MASTER SALE AND SERVICING AGREEMENT


                                      among


                       HOUSEHOLD AUTOMOTIVE TRUST 2001-3,
                                     Issuer,


                     HOUSEHOLD AUTO RECEIVABLES CORPORATION,
                                     Seller,


                         HOUSEHOLD FINANCE CORPORATION,
                                 Master Servicer


                                       and


                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                                Indenture Trustee


                           Dated as of October 9, 2001

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                                TABLE OF CONTENTS

                                                                                                       PAGE

                                    ARTICLE I

                                   Definitions

SECTION 1.1.  DEFINITIONS................................................................................1
SECTION 1.2.  OTHER INTERPRETIVE PROVISIONS.............................................................17
SECTION 1.3.  USAGE OF TERMS............................................................................18
SECTION 1.4.  CERTAIN REFERENCES........................................................................18
SECTION 1.5.  NO RECOURSE...............................................................................18
SECTION 1.6.  ACTION BY OR CONSENT OF NOTEHOLDERS.......................................................18

                                   ARTICLE II

                            Conveyance of Receivables

SECTION 2.1.  CONVEYANCE OF RECEIVABLES.................................................................18
SECTION 2.2.  FURTHER ENCUMBRANCE OF OWNER TRUST ESTATE.................................................22

                                   ARTICLE III

                                 The Receivables

SECTION 3.1.  REPRESENTATIONS AND WARRANTIES OF SELLER..................................................23
SECTION 3.2.  REPURCHASE UPON BREACH....................................................................23
SECTION 3.3.  CUSTODY OF RECEIVABLES FILES..............................................................24

                                   ARTICLE IV

                   Administration and Servicing of Receivables

SECTION 4.1.  DUTIES OF THE MASTER SERVICER.............................................................25
SECTION 4.2.  COLLECTION OF RECEIVABLE PAYMENTS; MODIFICATIONS OF RECEIVABLES...........................26
SECTION 4.3.  REALIZATION UPON RECEIVABLES..............................................................28
SECTION 4.4.  INSURANCE.................................................................................29
SECTION 4.5.  MAINTENANCE OF SECURITY INTERESTS IN VEHICLES.............................................30
SECTION 4.6.  COVENANTS, REPRESENTATIONS, AND WARRANTIES OF MASTER SERVICER.............................30
SECTION 4.7.  REPURCHASE OF RECEIVABLES UPON BREACH OF COVENANT.........................................31
SECTION 4.8.  TOTAL SERVICING FEE; PAYMENT OF CERTAIN EXPENSES BY MASTER SERVICER.......................32
SECTION 4.9.  MASTER SERVICER'S CERTIFICATE.............................................................32

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SECTION 4.10.  ANNUAL STATEMENT AS TO COMPLIANCE, NOTICE OF MASTER SERVICER TERMINATION EVENT...........32
SECTION 4.11.  ANNUAL INDEPENDENT ACCOUNTANTS' REPORT...................................................33
SECTION 4.12.  ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING RECEIVABLES....................34
SECTION 4.13.  FIDELITY BOND AND ERRORS AND OMISSIONS POLICY............................................34

                                    ARTICLE V

                         Trust Accounts; Distributions;
                Statements to Certificateholders and Noteholders

SECTION 5.1.  ESTABLISHMENT OF TRUST ACCOUNTS...........................................................34
SECTION 5.2.  CERTAIN REIMBURSEMENTS TO THE MASTER SERVICER.............................................36
SECTION 5.3.  APPLICATION OF COLLECTIONS................................................................36
SECTION 5.4.  ADDITIONAL DEPOSITS.......................................................................37

                                   ARTICLE VI

                                    RESERVED


                                   ARTICLE VII

                                    RESERVED


                                  ARTICLE VIII

                                   The Seller

SECTION 8.1.  REPRESENTATIONS OF SELLER.................................................................37
SECTION 8.2.  CORPORATE EXISTENCE.......................................................................39
SECTION 8.3.  LIABILITY OF SELLER; INDEMNITIES..........................................................40
SECTION 8.4.  MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, SELLER...................41
SECTION 8.5.  LIMITATION ON LIABILITY OF SELLER AND OTHERS..............................................41
SECTION 8.6.  SELLER MAY OWN CERTIFICATES OR NOTES......................................................42

                                   ARTICLE IX

                               The Master Servicer

SECTION 9.1.  REPRESENTATIONS OF MASTER SERVICER........................................................42
SECTION 9.2.  LIABILITY OF MASTER SERVICER; INDEMNITIES.................................................44


                                       ii
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SECTION 9.3.  MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF THE MASTER SERVICER.......46
SECTION 9.4.  LIMITATION ON LIABILITY OF MASTER SERVICER AND OTHERS.....................................46
SECTION 9.5.  DELEGATION OF DUTIES......................................................................47
SECTION 9.6.  MASTER SERVICER NOT TO RESIGN.............................................................48
SECTION 9.7.  SUBSERVICING AGREEMENTS BETWEEN MASTER SERVICER AND SUBSERVICERS..........................48
SECTION 9.8.  SUCCESSOR SUBSERVICERS....................................................................49

                                    ARTICLE X

                                     Default

SECTION 10.1.  MASTER SERVICER TERMINATION EVENT........................................................49
SECTION 10.2.  CONSEQUENCES OF A MASTER SERVICER TERMINATION EVENT......................................50
SECTION 10.3.  APPOINTMENT OF SUCCESSOR.................................................................52
SECTION 10.4.  NOTIFICATION TO NOTEHOLDERS AND CERTIFICATEHOLDERS.......................................53
SECTION 10.5.  WAIVER OF PAST DEFAULTS..................................................................53
SECTION 10.6.  SUCCESSOR TO MASTER SERVICER.............................................................53

                                   ARTICLE XI

                                   Termination

SECTION 11.1.  OPTIONAL PURCHASE OF ALL RECEIVABLES.....................................................53

                                   ARTICLE XII

                  Administrative Duties of the Master Servicer

SECTION 12.1.  ADMINISTRATIVE DUTIES....................................................................54
SECTION 12.2.  RECORDS..................................................................................56
SECTION 12.3.  ADDITIONAL INFORMATION TO BE FURNISHED TO THE ISSUER.....................................56

                                  ARTICLE XIII

                            Miscellaneous Provisions

SECTION 13.1.  AMENDMENTS...............................................................................57
SECTION 13.2.  PROTECTION OF TITLE TO TRUST.............................................................58
SECTION 13.3.  NOTICES..................................................................................60
SECTION 13.4.  ASSIGNMENT...............................................................................60
SECTION 13.5.  LIMITATIONS ON RIGHTS OF OTHERS..........................................................60
SECTION 13.6.  SEVERABILITY.............................................................................60


                                      iii
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SECTION 13.7.  SEPARATE COUNTERPARTS....................................................................61
SECTION 13.8.  HEADINGS.................................................................................61
SECTION 13.9.  GOVERNING LAW............................................................................61
SECTION 13.10.  ASSIGNMENT TO INDENTURE TRUSTEE.........................................................61
SECTION 13.11.  NONPETITION COVENANTS...................................................................61
SECTION 13.12.  LIMITATION OF LIABILITY OF THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE..................62
SECTION 13.13.  INDEPENDENCE OF THE MASTER SERVICER.....................................................62
SECTION 13.14.  NO JOINT VENTURE........................................................................62

                                    EXHIBITS


Exhibit A     -     Form of Master Servicer's Certificate
Exhibit B     -     Form of Transfer Agreement

                  MASTER SALE AND SERVICING AGREEMENT dated as of October 9, 2001, among HOUSEHOLD AUTOMOTIVE TRUST 2001-3, a Delaware business trust (the "Issuer" or the "Trust"), HOUSEHOLD AUTO RECEIVABLES CORPORATION, a Nevada corporation (the "Seller"), HOUSEHOLD FINANCE CORPORATION, a Delaware corporation (the "Master Servicer") and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, in its capacity as Indenture Trustee.

                  WHEREAS the Issuer desires to purchase from time to time Receivables arising in connection with motor vehicle retail installment sale contracts originated or acquired by Household Automotive Finance Corporation ("HAFC") or any of its predecessors or Affiliates, including, but not limited to, Household Bank, f.s.b. ("Household Bank");

                  WHEREAS the Seller will purchase from time to time Receivables from HAFC or one or more of its Affiliates, including, but not limited to, Household Bank, and is willing to sell Receivables to the Issuer;

                  WHEREAS the Master Servicer is willing to service all such receivables;

                  NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1. DEFINITIONS. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

                  "Accountants' Report" means the report of a firm of nationally recognized independent accountants described in Section 4.11.

                  "Accounting Date" means, with respect to a Distribution Date, the last day of the Collection Period immediately preceding such Distribution Date.

                  "Actuarial Method" means the method of allocating a fixed level monthly payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of (a) 1/12, (b) the fixed annual rate of interest on such obligation and (c) the outstanding principal balance of such obligation.

                  "Actuarial Receivable" means a Receivable under which the portion of the payment allocated to interest and the portion allocable to principal is determined in accordance with the Actuarial Method.

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                  "Addition Notice" means, with respect to any transfer of
Receivables to the Trust pursuant to Section 2.1 of this Agreement, notice of the Seller's election to transfer Receivables to the Trust, such notice to designate the related Transfer Date, and the approximate principal amount of Receivables to be transferred on such Transfer Date.

                  "Additional Principal Amount" has the meaning, if any, assigned to such term in the Series Supplement.

                  "Administrative Agent" means the Person, if any, specified in the Note Purchase Agreement.

                  "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Aggregate Principal Balance" means, with respect to any date of determination, the sum of the Principal Balances for all Receivables (other than (i) any Receivable that has become a Liquidated Receivable and (ii) any Receivable that has become a Repurchased Receivable as of the date of determination).

                  "Agreement" means this Master Sale and Servicing Agreement, as the same may be amended and supplemented from time to time.

                  "Amount Financed" means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

                  "Annual Percentage Rate" or "APR" of a Receivable means the annual percentage rate of finance charges or service charges, as stated in the related Contract.

                  "Basic Documents" has the meaning assigned to such term in the Series Supplement.

                  "Business Day" has the meaning assigned to such term in the Series Supplement.

                  "Certificate" has the meaning assigned to such term in the Series Supplement.

                  "Certificateholder" means the holders of the Certificates.

                  "Class" means a class of Notes or Certificates, as the context requires.

                  "Closing Date" has the meaning assigned to such term in the Series Supplement.

                  "Collected Funds" means, with respect to any Collection Period, the amount of funds in the Collection Account representing collections (including all administrative fees, expenses and charges actually paid by or on behalf of Obligors, including late fees, payment fees and liquidation fees but excluding taxes, assessments, credit insurance charges or similar items) received by the Master Servicer with respect to the Receivables during such Collection Period, including all Net Liquidation Proceeds collected during such Collection Period (but excluding any Repurchase Amounts).

                  "Collection Account" means the collection account designated in the Series Supplement.

                  "Collection Period" means, with respect to the first Distribution Date, the period beginning on the opening of business on the related Cutoff Date and ending on the close of business on the last day of the calendar month preceding such Distribution Date. With respect to each subsequent Distribution Date, the preceding calendar month. Any amount stated "as of the close of business of the last day of a Collection Period" shall give effect to all applications of collections on such day.

                  "Collection Records" means all manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Receivables.

                  "Contract" means a motor vehicle retail installment sale contract or promissory note.

                  "Corporate Trust Office" has the meaning assigned to such term in the Series Supplement.

                  "Cram Down Loss" means, with respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued a final order reducing the amount owed on a Receivable or otherwise modifying or restructuring the scheduled payments to be made on a Receivable, an amount equal to (i) the excess of the Principal Balance of such Receivable immediately prior to such order over the Principal Balance of such Receivable as so reduced and/or
(ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the excess of the Principal Balance of such Receivable immediately prior to such order over the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

                  "Cutoff Date" means, except as otherwise provided in the Series Supplement, with respect to a Receivable, the date designated in the related Transfer Agreement as the Cutoff Date for Receivables transferred to the Trust on such related Transfer Date.

                  "Dealer" means a dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable, directly or indirectly, to HAFC or one of its Affiliates under a Dealer Agreement or pursuant to a Dealer Assignment.

                  "Dealer Agreement" means any agreement between HAFC or one if its Affiliates and a Dealer relating to the acquisition of Receivables from a Dealer by HAFC or one of its Affiliates.

                  "Dealer Assignment" means, with respect to a Receivable, the executed assignment executed by a Dealer conveying such Receivable to HAFC or one of its Affiliates.

                  "Delaware Trustee" has the meaning, if any, assigned to such term in the Series Supplement.

                  "Delivery" means, with respect to Trust Account Property:

                  (1) (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Article 9 of the UCC, transfer thereof:

                           (i) by physical delivery to the Indenture Trustee,
                  indorsed to, or registered in the name of, the Indenture Trustee or its nominee or indorsed in blank;

                           (ii) by the Indenture Trustee continuously
                  maintaining possession of such instrument; and

                           (iii) by the Indenture Trustee continuously
                  indicating by book-entry that such instrument is credited to the related Trust Account;

                  (b) with respect to a "certificated security" (as defined in Article 8 of the UCC), transfer thereof:

                           (i) by (x) physical delivery of such certificated
                  security to the Indenture Trustee, provided that if the certificated security is in registered form, it shall be indorsed to, or registered in the name of, the Indenture Trustee or indorsed in blank, and (y) the Indenture Trustee continuously maintaining possession of such certificated security; or

                           (ii) by another Person (not a securities
                  intermediary) (1) acquiring possession of such certificated security on behalf of the Indenture Trustee, provided that if the certificated security is in registered form, it shall be indorsed to, or registered in the name of, the Indenture Trustee or indorsed in blank, or (2) having acquired possession of such certificated security, acknowledging that it holds such certificated security for the Indenture Trustee, and, in either such case, continuously maintaining possession of such certificated security; and
         by the Indenture Trustee continuously indicating by book-entry that such certificated security is credited to the related Trust Account;

                  (c) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book entry regulations, transfer thereof pursuant to the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC:

                           (i) by (x) book-entry registration of such property
                  to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary that is also a "depositary" pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee of the purchase by the securities intermediary on behalf of the Indenture Trustee of such book-entry security; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Indenture Trustee and continuously indicating that such securities intermediary holds such book-entry security solely as agent for the Indenture Trustee or (y) continuous book-entry registration of such property to a book-entry account maintained by the Indenture Trustee with a Federal Reserve Bank; and

                           (ii) by the Indenture Trustee continuously indicating
                  by book-entry that such property is credited to the related Trust Account;

                  (d) with respect to any asset in the Trust Accounts that is an "uncertificated security" (as defined in Article 8 of the UCC) and that is not governed by clause (c) above or clause (e) below:

                           (i) transfer thereof:

                           (A) by registration to the Indenture Trustee as the
                  registered owner thereof, on the books and records of the issuer thereof; or

                           (B) by another Person (not a securities intermediary)
                  (1) becoming the registered owner of the uncertificated security on behalf of the Indenture Trustee, or (2) having become the registered owner of the uncertificated security, acknowledging that it holds such uncertificated security for the Indenture Trustee; or

                           (ii) the issuer of the uncertificated security has
                  agreed that it will comply with instructions originated by the Indenture Trustee with respect to such uncertificated security without further consent of the registered owner thereof; and
         the Indenture Trustee continuously indicating by book-entry that such uncertificated security is credited to the related Trust Account;

                  (e) in the case of a security in the custody of or maintained on the books of a clearing corporation (as defined in Article 8 of the UCC) or its nominee, transfer thereof by causing:

                           (i) the relevant clearing corporation to credit such
                  security to a securities account of the Indenture Trustee at such clearing corporation; and

                           (ii) the Indenture Trustee to continuously indicate
                  by book-entry that such security is credited to the related Trust Account; or

                  (f) with respect to a "security entitlement" (as defined in
         Article 8 of the UCC) to be transferred to or for the benefit of the Indenture Trustee and not governed by clauses (c) or (e) above, transfer thereof by:

                           (i) a securities intermediary's (A) indicating by
                  book entry that the underlying "financial asset" (as defined in Article 8 of the UCC) has been credited to the Indenture Trustee's "securities account" (as defined in Article 8 of the UCC), (B) receiving a financial asset from the Indenture Trustee or acquiring the underlying financial asset for the Indenture Trustee, and in either case, accepting it for credit to the Indenture Trustee's securities account, or (C) becoming obligated under other law, regulation or rule to credit the underlying financial asset to the Indenture Trustee's securities account,

                           (ii) the making by the securities intermediary of
                  entries on its books and records continuously identifying such security entitlement as belonging to the Indenture Trustee; and continuously indicating by book-entry that such securities entitlement is credited to the Indenture Trustee's securities account; and

                           (iii) the Indenture Trustee's continuously indicating
                  by book-entry that such security entitlement (or all rights and property of the Indenture Trustee representing such securities entitlement) is credited to the related Trust Account; and/or

                  (2) In the case of any such asset, (i) compliance with such additional or alternative procedures as are now or may hereafter become appropriate to effect the complete transfer of ownership of, or control over, any such Trust Account Property to the Indenture Trustee free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof, and (ii) the Indenture Trustee's continuously indicating by book entry that such asset is credited to the related Trust Account.

                  In each case of delivery contemplated herein, the Indenture Trustee shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that securities are held in trust pursuant to and as provided in this Agreement.

                  "Depositor" means the Seller in its capacity as Depositor under the Trust Agreement.

                  "Determination Date" means, unless otherwise provided in the Series Supplement, the earlier of the fifth calendar day (or if such day is not a Business Day, the next preceding Business Day) or the third Business Day preceding each Distribution Date.

                  "Distribution Date" means, unless otherwise provided in the Series Supplement, with respect to each Collection Period, the seventeenth day of the following calendar month, or if such day is not a Business Day, the immediately following Business Day.

                  "Eligibility Criteria" means the criteria set forth in the Schedule of Eligibility Criteria.

                  "Eligible Bank" means, except as otherwise provided in the Series Supplement, any depository institution (which shall initially be the Indenture Trustee), organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any United States branch or agency of a foreign bank), which is subject to supervision and examination by federal or state banking authorities and which at all times (a) has a net worth in excess of $50,000,000 and (b) has a rating of P-1 from Moody's, A-1 from Standard & Poor's and F1+ from Fitch, Inc., in each case only if such Person is a Rating Agency, with respect to short-term deposit obligations, or such other lower ratings acceptable to the Rating Agency, or
(ii) if such institution has issued long-term unsecured debt obligations, a rating acceptable to the Rating Agency with respect to long-term unsecured debt obligations.

                  "Eligible Deposit Account" means, except as otherwise provided in the Series Supplement, either (a) a segregated account with an Eligible Bank or (b) a segregated trust account with the corporate trust department of a depository institution with corporate trust powers organized under the laws of the United States of America or any state thereof or the District of Columbia (or any United States branch or agency of a foreign bank), provided that such institution also must have a rating of Baa3 or higher from Moody's, a rating of BBB- or higher from Standard & Poor's and a rating of BBB- or higher from Fitch, Inc., in each case only if such Person is a Rating Agency, with respect to long-term deposit obligations, or such other lower ratings acceptable to the Rating Agency.

                  "Eligible Investments" shall mean, except as otherwise provided in a Series Supplement, (i) negotiable instruments or securities represented by instruments in bearer or registered form (or, in the case of Eligible Investments described in clause (a) of this definition, book-entry securities representing such obligations), or (ii) securities entitlements (as defined in Article 8 of the UCC) arising from Delivery of any such negotiable instruments or securities in accordance with the provisions of clause (1)(f) of the definition of such term, or (iii) in the case of deposits described below, deposit accounts held in the name of the Indenture Trustee in trust for the benefit of the Holders of the Securities, subject to the exclusive custody and control of the Indenture Trustee and for which the Indenture Trustee has sole signature authority, which evidence or arise out of, as the case may be:

                  (a) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

                  (b) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depositary institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depositary institution authorities; PROVIDED, that at the time of the Trust's investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be satisfactory to the Rating Agency, and PROVIDED FURTHER that the "jurisdiction" of such depositary institution or trust company, for purposes of Article 9 of the UCC, shall be a state in which Revised Article 9 of the UCC (1999) has become effective and in which security interests in deposit accounts are subject to Article 9, as in effect therein;

                  (c) commercial paper (having original or remaining maturities of not more than 30 days) having, at the time of the Trust's investment or contractual commitment to invest therein, a rating satisfactory to the Rating Agency;

                  (d) investments in money market funds having, at the time of the Trust's investment therein, a rating acceptable to the Rating Agency;

                  (e) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the Trust's investment therein, a rating satisfactory to the Rating Agency;

                  (f) bankers' acceptances (having original maturities of no more than 365 days) issued by a depository institution or trust company referred to in (b) above;

                  (g) (x) time deposits (having maturities not later than the succeeding Distribution Date) other than as referred to in clause (e) above, with a Person the commercial paper of which has a credit rating satisfactory to the Rating Agency or (y) notes which are payable on demand issued by Household Finance Corporation; PROVIDED such notes will constitute Eligible Investments only if the commercial paper of Household Finance Corporation has, at the time of the Trust's investment in such notes, a rating satisfactory to the Rating Agency; or

                  (h) any other investment of a type or rating that is acceptable to the Rating Agency.

                  Any of the foregoing Eligible Investments may be purchased by or through the Indenture Trustee or through any of its Affiliates.

                  "Eligible Servicer" means Household Finance Corporation or any Person which at the time of its appointment as Master Servicer, (i) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans similar to the Receivables with reasonable skill and care, (iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Master Servicer uses in connection with performing its duties and responsibilities under this Agreement or otherwise has available software which is adequate to perform its duties and responsibilities under this Agreement and (v) has a net worth of at least $50,000,000.

                  "Eligible Subservicer" means Household Automotive Finance Corporation or any wholly owned subsidiary of Household Finance Corporation or any Person which at the time of its appointment as Subservicer, (i) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans similar to the Receivables with reasonable skill and care, and (iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Master Servicer uses in connection with performing its duties and responsibilities under this Agreement or otherwise has available software which is adequate to perform its duties and responsibilities under this Agreement.

                  "Financed Vehicle" means a new or used automobile, light duty truck or van securing an Obligor's indebtedness under the respective Receivable.

                  "Grant" has the meaning assigned to such term in the Indenture.

                  "HAFC" means Household Automotive Finance Corporation.

                  "Household Bank" means Household Bank, f.s.b., a federal savings bank. For the avoidance of doubt, Household Bank is an Affiliate of HAFC.

                  "Indenture" has the meaning assigned to such term in the Series Supplement.

                  "Indenture Trustee" means the Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor Indenture Trustee under the Indenture.

                  "Indenture Trustee Fee" means the fees and reasonable out-of-pocket expenses due to the Indenture Trustee as may be set forth in that certain fee agreement dated as of the date hereof between the Master Servicer and the Indenture Trustee.

                  "Insolvency Event" means, with respect to a specified Person,
(a) the filing of a petition against such Person or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such petition, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

                  "Insurance Policy" means, with respect to a Receivable, any insurance policy (including the insurance policies described in Section 4.4 hereof) benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

                  "Interest Period" has the meaning assigned to such term in the Series Supplement.

                  "Issuer" means Household Automotive Trust 2001-3, a Delaware business trust formed under the laws of the State of Delaware.

                  "Lien" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor, provided that, any assignment permitted by Section 2.1 hereof and the lien created by this Agreement or the Indenture shall not be deemed to constitute a Lien.

                  "Lien Certificate" means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "Lien Certificate" shall mean only a certificate or notification issued to a secured party.

                  "Liquidated Receivable" means, with respect to any Collection Period, upon the earliest of each of the following to occur, a Receivable as to which (i) such Receivable has been liquidated by the Master Servicer through the sale of the Financed Vehicle, (ii) 90 days have elapsed since the Master Servicer repossessed the Financed Vehicle, (iii) proceeds have been received in respect of such Receivable which, in the Master Servicer's reasonable judgment, constitute the final amounts recoverable in respect of such Receivable or (iv) 10% or more of a Scheduled Payment shall have become 150 or more days delinquent (or, for certain loans originated by an Affiliate of HAFC, 120 or more days delinquent or, in the case where the Obligor of such Receivable is subject to an Insolvency Event, 10% or more of a Scheduled Payment shall have become 210 or more days delinquent). Any Receivable that becomes a Repurchased Receivable on or before the related Accounting Date shall not be a Liquidated Receivable.

                  "Managing Agent" means, with respect to any Purchaser Group, the Person specified as the Managing Agent for such Purchaser Group from time to time pursuant to the Note Purchase Agreement (including, without limitation, Schedule I thereto) or any Joinder Agreement thereto or any Assignment and Acceptance Agreement thereto.

                  "Majority Purchaser" has the meaning assigned to such term in the Note Purchase Agreement.

                  "Master Receivables Purchase Agreement" has the meaning assigned to such term in the Series Supplement.

                  "Master Servicer" means Household Finance Corporation, as the servicer of the Receivables, and each successor Master Servicer pursuant to
Section 10.3.

                  "Master Servicer Credit Facility" means the credit facility maintained by the Master Servicer with a Master Servicer Credit Facility Issuer pursuant to Section 4.2(d).

                  "Master Servicer Credit Facility Issuer" means a depository institution or insurance company that qualifies pursuant to Section 4.2(d).

                  "Master Servicer Termination Event" means an event specified in Section 10.1.

                  "Master Servicer's Certificate" means an Officers' Certificate of the Master Servicer delivered pursuant to Section 4.9, substantially in the form of Exhibit A hereto.

                  "Monthly Extension Rate" means, with respect to any Accounting Date, the fraction, expressed as a percentage, the numerator of which is the aggregate Principal Balance of Receivables whose payments were extended during the Collection Period ended on such Accounting Date and the denominator of which is the Aggregate Principal Balance as of the Accounting Date on which such Collection Period began.

                  "Monthly Records" means all records and data maintained by the Master Servicer with respect to the Receivables, including the following with respect to each Receivable: the account number; the originating Dealer, if any; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date; final scheduled payment date; next payment due date; date of most recent payment; new/used classification; collateral description; days currently delinquent; number of contract extensions (months) to date; amount of Scheduled Payment; current Insurance Policy expiration date; and past due late charges.

                  "Moody's" means Moody's Investors Service, Inc., or its successor.

                  "Net Liquidation Proceeds" means, with respect to a Liquidated Receivable, all amounts realized with respect to such Receivable (other than amounts withdrawn or received from any Series Support) net of (i) reasonable expenses incurred by the Master Servicer in connection with the collection of such Receivable and the repossession and disposition of the Financed Vehicle and
(ii) amounts that are required to be refunded to the Obligor on such Receivable; PROVIDED, HOWEVER, that the Net Liquidation Proceeds with respect to any Receivable shall in no event be less than zero; PROVIDED, FURTHER, THAT, so long as amounts are not traced to specific Receivables the Master Servicer shall reasonably estimate, on or prior to each Accounting Date, the amount of Net Liquidation Proceeds attributable to each Series Trust Estate.

                  "Noteholder" means the Person in whose name a Note is registered on the Note Register.

                  "Note Purchase Agreement" has the meaning, if any, assigned to such term in the Series Supplement.

                  "Notes" has the meaning assigned to such term in the Indenture.

                  "Obligor" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

                  "Officers' Certificate" means a certificate signed by the chairman of the board, the president, any executive vice president or any vice president, any treasurer, assistant treasurer, secretary or assistant secretary of the Seller or the Master Servicer, as appropriate.

                  "Opinion of Counsel" means an opinion of counsel who may be counsel to the Master Servicer or the Seller, acceptable to the Indenture Trustee.

                  "Other Conveyed Property" means all property conveyed by the Seller to the Trust pursuant to Section 2.1(a)(ii) through (xii) of this Agreement.

                  "Outstanding" has the meaning assigned to such term in the Indenture.

                  "Outstanding Amount" means the aggregate principal amount of all Notes which are Outstanding at the date of determination after giving effect to all distributions of principal on such date of determination.

                  "Owner Trust Estate" has the meaning assigned to such term in the Trust Agreement.

                  "Owner Trustee" means the Person acting as Owner Trustee under the Trust Agreement, its successors-in-interest or any successor Owner Trustee under the Trust Agreement.

                  "Payment Record" means the record maintained by the Master Servicer for the Trust as provided in Section 4.2(d) hereof.

                  "Person" means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

                  "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

                  "Principal Balance" means, with respect to any Receivable, as of any date, the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the Actuarial Method, or the Simple Interest Method, as appropriate, (ii) any Cram Down Loss in respect of such Receivable, and (iii) the amount of any write-down of principal of such Receivable on or before such date in accordance with the servicing practices of the Master Servicer from time to time. The "Principal Balance" of a Repurchased Receivable or Liquidated Receivable shall be deemed to be zero.

                  "Rating Agency" means each nationally recognized statistical Rating Agency specified in the Series Supplement.

                  "Realized Losses" means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Net Liquidation Proceeds to the extent allocable to principal.

                  "Receivable" has the meaning assigned to such term in the Series Supplement.

                  "Receivable Files" means the documents specified in Section
3.3.

                  "Receivables Purchase Agreement Supplement" means any Receivables Purchase Agreement Supplement to any Master Receivables Purchase Agreement.

                  "Record Date" with respect to each Distribution Date means the Business Day immediately preceding such Distribution Date, unless otherwise specified in the Series Supplement.

                  "Registrar of Titles" means, with respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

                  "Related Documents" has the meaning assigned to such term in the Series Supplement.

                  "Repurchase Amount" means, with respect to a Receivable, the Principal Balance and all accrued and unpaid interest on the Receivable, after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any, as of the date of repurchase, provided that, reductions in the Principal Balance resulting from such Receivable becoming a Liquidated Receivable shall be disregarded.

                  "Repurchased Receivable" means a Receivable purchased by the Master Servicer pursuant to Section 4.7 or repurchased by the Seller pursuant to
Section 3.2 or the Seller or Master Servicer pursuant to Section 11.1(a).

                  "Schedule of Eligibility Criteria" means the Schedule of Eligibility Criteria attached as Schedule 1 to the Series Supplement.

                  "Schedule of Receivables" has the meaning assigned to such term in the Series Supplement.

                  "Scheduled Payment" means, with respect to any Collection Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor in such Collection Period. If after the Closing Date, the Obligor's obligation under a Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or (iii) modifications or extensions of the Receivable permitted by Sections 4.2(b) and (c), the Scheduled Payment with respect to such Collection Period shall refer to the Obligor's payment obligation with respect to such Collection Period as so modified.

                  "Secured Parties" has the meaning assigned to such term in the Series Supplement.

                  "Securities" means the Notes and the Certificates.

                  "Securityholders" means the Noteholders and the Certificateholders.

                  "Seller" means Household Auto Receivables Corporation, a Nevada corporation, and its successors in interest to the extent permitted hereunder.

                  "Series" means the Notes and Certificates issued pursuant to the Series Supplement.

                  "Series Supplement" means, the Series Supplement, dated as of the Closing Date, to this Agreement, the Indenture and the Trust Agreement, among the Master Servicer, the Issuer, the Seller, the Indenture Trustee and the Owner Trustee, as such agreement may be amended or supplemented from time to time.

                  "Series Support" means the rights and benefits provided to the Indenture Trustee or the Noteholders of any Class pursuant to any letter of credit, surety bond, cash collateral account, spread account, reserve account, guaranteed rate agreement, maturity liquidity facility, interest rate swap agreement, tax protection agreement or other similar arrangement. The subordination of any Class to another Class shall be deemed to be Series Support. Notwithstanding that such Series Support may be held by or in favor of the Indenture Trustee for the benefit of any Class, only those Class(es) to which such Series Support relates shall have any rights with respect thereto and all payments thereunder received by the Indenture Trustee shall be distributed exclusively as prescribed in the Series Supplement relating to such Class.

                  "Series Trust Estate" has the meaning assigned to such term in the Series Supplement.

                  "Service Contract" means, with respect to a Financed Vehicle, the agreement, if any, financed under the related Receivable that provides for the repair of such Financed Vehicle.

                  "Servicing Fee" means, with respect to any Collection Period, the fee payable to the Master Servicer for services rendered during such Collection Period, which shall be equal to one-twelfth of the Servicing Fee Rate multiplied by the Aggregate Principal Balance for such Series Trust Estate determined as of the Accounting Date immediately preceding such Collection Period. For the avoidance of doubt, the Servicing Fee does not include any administrative fees, expenses or charges paid by or behalf of Obligors during any Collection Period.

                  "Servicing Fee Rate" means the rate per annum specified in the Series Supplement.

                  "Simple Interest Method" means the method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under the obligation was made.

                  "Simple Interest Receivable" means a Receivable under which the portion of the payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

                  "Standard & Poor's" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or its successor.

                  "Subservicer" means, initially, Household Automotive Finance Corporation, or any Eligible Subservicer with whom the Master Servicer has entered into an agreement relating to subservicing the Receivables.

                  "Support Default" means a default relating to an Insolvency Event with respect to, or the performance of, a Support Provider.

                  "Support Provider" means the Person, if any, designated in the Series Supplement, as providing any Series Support, other than Household Finance Corporation or any of its Affiliates or the Noteholders of any Class which is subordinated to any other Class.

                  "Termination Date" has the meaning assigned to such term in the Series Supplement.

                  "Transfer Agreement" means the agreement among the Issuer, the Seller, the Master Servicer and the Indenture Trustee, substantially in the form of Exhibit B.

                  "Transfer Date" means, with respect to Receivables, any date on which Receivables are to be transferred to a Trust pursuant to this Agreement and a related Transfer Agreement.

                  "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

                  "Trust Accounts" has the meaning assigned to such term in the Series Supplement.

                  "Trust Agreement" has the meaning assigned to such term in the Series Supplement.

                  "Trust Officer" means, (i) in the case of the Indenture Trustee, the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, assistant vice-president or managing director, the secretary, any assistant secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, having direct responsibility for the administration of this Agreement, and (ii) in the case of the Owner Trustee, any officer in the corporate trust office of the Owner Trustee or any agent of the Owner Trustee under a power of attorney with direct responsibility for the administration of this Agreement or any of the Basic Documents or Related Documents on behalf of the Owner Trustee.

                  "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction on the date of the Agreement.

                  SECTION 1.2. OTHER INTERPRETIVE PROVISIONS. (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture, the Series Supplement or the Trust Agreement. Cross referenced definitions may include a Series designation.

                           (b) All terms defined in this Agreement shall have
the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                           (c) As used in this Agreement, in any instrument
governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

                           (d) Any agreement, instrument or statute defined or
referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.

                           (e) Any term defined herein, which is otherwise
defined in the Series Supplement, shall have the meaning specified therefor in the Series Supplement, whether or not the definition in this Agreement includes a phrase to the effect that such term may be otherwise defined in the Series Supplement.

                           (f) In the event that with respect to the Series
there is no Support Provider, any references herein or in any other of the Basic Documents to the consent of, or acceptability to, the Support Provider shall be deemed to be deleted.

                           (g) In the event that with respect to the Series, the
Indenture and Series Supplement does not provide for the purchase by the Noteholders of Additional Principal Amounts, any references herein or in any other Basic Document to Additional Principal Amounts shall be deemed to be deleted.

                           (h) In the event that with respect to the Series, the
Indenture and Series Supplement do not provide for an Administrative Agent or any Managing Agent, any references herein or in any other Basic Document to an Administrative Agent shall be deemed to be deleted.

                  SECTION 1.3. USAGE OF TERMS. With respect to all terms used in this Agreement, the singular includes the plural and the plural includes the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; the terms "include" or "including" mean "include without limitation" or "including without limitation;" the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of Schedules and Exhibits to this Agreement.

                  SECTION 1.4. CERTAIN REFERENCES. All references to the Principal Balance of a Receivable as of any date of determination shall refer to the close of business on such day, or as of the first day of an Interest Period shall refer to the opening of business on such day. All references to the last day of an Interest Period shall refer to the close of business on such day.

                  SECTION 1.5. NO RECOURSE. Without limiting the obligations of the Master Servicer or Seller hereunder, no recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of the Master Servicer or Seller, or of any of their respective Affiliates, predecessors or successors.

                  SECTION 1.6. ACTION BY OR CONSENT OF NOTEHOLDERS. Whenever any provision of this Agreement refers to action to be taken, or consented to, by Noteholders, such provision shall be deemed to refer to the Noteholders of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by Noteholders. Solely for the purposes of any action to be taken, or consented to, by Noteholders, any Note registered in the name of HAFC or any Affiliate thereof shall be deemed not to be outstanding; PROVIDED, HOWEVER, that, solely for the purpose of determining whether the Indenture Trustee is entitled to rely upon any such action or consent, only Notes which the Trust Officer of the Indenture Trustee actually knows to be so owned shall be so disregarded.


                                   ARTICLE II

                            CONVEYANCE OF RECEIVABLES

                  SECTION 2.1. CONVEYANCE OF RECEIVABLES. (a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Issuer's delivery to or upon the order of the Seller on a Transfer Date (which may include the Closing Date) of the net proceeds of the issuance of Notes or from any Additional Principal Amount thereunder and the other amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement and the Series Supplement, the Seller shall, from time to time, sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to:

                                    (i) each and every Receivable listed on
                           Schedule A to the related Transfer Agreement and all monies paid or payable thereon or in respect thereof after the related Cutoff Date (including amounts due on or before the Cutoff Date but received by HAFC, the Seller or the Issuer on or after the Cutoff
                           Date);

                                    (ii) the security interests in the related
                           Financed Vehicles granted by Obligors pursuant to the related Receivables and any other interest of the Seller in such Financed Vehicles;

                                    (iii) all rights of the Seller against the
                           Dealers pursuant to Dealer Agreements as a result of a breach of representation or warranty in the related Dealer Agreement;

                                    (iv) any proceeds and the right to receive
                           proceeds with respect to such Receivables repurchased by a Dealer, pursuant to a Dealer Agreement as a result of a breach of representation or warranty in the related Dealer Agreement;

                                    (v) all rights under any Service Contracts
                           on the related Financed Vehicles:

                                    (vi) any proceeds and the right to receive
                           proceeds with respect to such Receivables from claims on any physical damage, credit life or disability insurance policies, if any, covering the related Financed Vehicles or Obligors, including rebates of insurance premiums relating to the Receivables;

                                    (vii) all items contained in the related
                           Receivables Files with respect to the Receivables; and any and all other documents that HAFC or Household Bank, as applicable, keeps on file in accordance with its customary procedures relating to the related Receivables, the Obligors or the Financed Vehicles;

                                    (viii) all funds on deposit from time to
                           time in the Trust Accounts (including all investments and proceeds thereof);

                                    (ix) property (including the right to
                           receive future Net Liquidation Proceeds) that secures a Receivable and that has been acquired by or on behalf of the Trust pursuant to liquidation of such Receivable;

                                    (x) all of the Seller's right, title and
                           interest in its rights and benefits, but none of its obligations or burdens, under each of the Master Receivables Purchase Agreements and the Receivables Purchase Agreement Supplements, including the delivery requirements, representations and warranties and the cure and repurchase obligations of HAFC or Household Bank, as applicable, under each of the Master Receivables Purchase Agreements and the related Receivables Purchase Agreement Supplements, on or after the related Cutoff Date;

                                    (xi) on the initial Transfer Date only, one
                           share of Class SV Preferred Stock of the Seller; and

                                    (xii) all present and future claims,
                           demands, causes and chooses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

                           (b) The Seller shall transfer to the Issuer the
Receivables and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Transfer Date:

                                    (i) if the Transfer Date is not also the
                           Closing Date, the Seller shall have provided the Indenture Trustee and the Owner Trustee with an Addition Notice not later than five days prior to such Transfer Date and shall have provided any information reasonably requested by any of the foregoing with respect to the related Receivables;

                                    (ii) the Seller shall have delivered to the
                           Owner Trustee a duly executed Transfer Agreement which shall include supplements to Schedule A (which may be in electronic format), listing the Receivables to be transferred to the Issuer;

                                    (iii) the Master Servicer, on behalf of the
                           Issuer, shall have delivered to the Indenture Trustee a supplemental schedule to the Series Supplement (which may be in electronic format), listing the Receivables to be pledged to the Indenture Trustee under the Indenture;

                                    (iv) the Seller shall, to the extent
                           required by Section 4.2, have deposited in the Collection Account all collections received after the related Cutoff Date in respect of the Receivables to be transferred;

                                    (v) as of each Transfer Date, (A) the Seller
                           shall not be insolvent and shall not become insolvent as a result of the transfer of Receivables on such Transfer Date, (B) the Seller shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature,
                           (C) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Seller shall not constitute unreasonably small capital to carry out its business as conducted;

                                    (vi) each of the representations and
                           warranties made by the Seller pursuant to Section 3.1 with respect to the Receivables to be transferred on such Transfer Date shall be true and correct as of the related Transfer Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Transfer Date;

                                    (vii) the Seller shall, at its own expense,
                           on or prior to the Transfer Date indicate in its computer files that the Receivables identified in the Transfer Agreement have been sold to the Trust pursuant to this Agreement;

                                    (viii) the Seller shall have taken any
                           action necessary or, if required by the Indenture Trustee, advisable to obtain and maintain the first priority perfected ownership interest of the Trust in the Owner Trust Estate;

                                    (ix) the Issuer shall have taken any action
                           necessary or, if required by the Indenture Trustee, advisable to obtain and maintain the first priority perfected ownership interest of the Indenture Trustee, for the benefit of the Noteholders, in the Series Trust Estate;

                                    (x) no selection procedures adverse to the
                           interests of the Noteholders or any Support Provider shall have been utilized in selecting the related Receivables;

                                    (xi) the addition of any such Receivables
                           shall not result in a material adverse tax consequence to the Trust or the Noteholders;

                                    (xii) if required by any of the Related
                           Documents, the Issuer shall simultaneously transfer to the Indenture Trustee any amounts required to be deposited in the related Trust Accounts with respect to the Receivables transferred on such Transfer Date; and

                                    (xiii) the Seller shall have delivered to
                           the Indenture Trustee an Officers' Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b).

                  The Seller covenants that in the event any of the foregoing conditions precedent are not satisfied with respect to any Receivable on the date required as specified above, the Seller will immediately repurchase such Receivable from the Trust, at a price equal to the Repurchase Amount thereof, in the manner specified in Section 5.4.

                  It is the intention of the Seller that the transfer and assignment contemplated by this Agreement and each related Transfer Agreement shall constitute a sale of the related Receivables and the related Other Conveyed Property from the Seller to the Issuer and the beneficial interest in and title to such property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby and thereby is held not to be a sale, this Agreement and the related Transfer Agreement shall constitute a Grant of a security interest in the property referred to in this Section 2.1 to the Issuer.

                  SECTION 2.2. FURTHER ENCUMBRANCE OF OWNER TRUST ESTATE. (a) Immediately upon the conveyance to the Trust by the Seller of Receivables and the related Other Conveyed Property pursuant to Section 2.1, all right, title and interest of the Seller in and to such Receivables and such Other Conveyed Property shall terminate, and all such right, title and interest shall vest in the Issuer, in accordance with the Trust Agreement and Sections 3802 and 3805 of the Business Trust Statute (as defined in the Trust Agreement).

                           (b) Immediately upon the vesting of any Receivables
and the related Other Conveyed Property, the Trust shall have the sole right to pledge or otherwise encumber such property subject to the terms of the Basic Documents. Pursuant to the Indenture and the Series Supplement, the Trust will grant a security interest in the Series Trust Estate to secure the repayment of the Notes. The Certificates shall represent the beneficial ownership interest in the Receivables and the Other Conveyed Property, and the Certificateholders shall be entitled to receive distributions with respect thereto as set forth in the Series Supplement.

                           (c) The Indenture Trustee shall hold the Series Trust
Estate for the benefit of the Securityholders. Following the payment in full of the Notes and the release and discharge of the Indenture and the Series Supplement, all covenants of the Issuer under Article III of the Indenture and the Series Supplement shall, until payment in full of the Certificates, remain as covenants of the Issuer for the benefit of the Certificateholders, enforceable by the Certificateholders to the same extent as such covenants were enforceable by the Noteholders prior to the discharge of the Indenture. Any rights of the Indenture Trustee under Article III of the Indenture and the Series

Supplement, following the discharge of the Indenture and the Series Supplement, shall vest in the Certificateholders.

                           (d) The Indenture Trustee shall, at such time as
there are no Securities outstanding and all sums due to the Indenture Trustee or any agent or counsel thereof pursuant to the Indenture as supplemented by the Series Supplement, have been paid, pursuant to Section 4.1 of the Indenture, and subject to satisfaction of the conditions set forth therein, release the Lien of the Series Supplement and the Indenture with respect to the Series Trust Estate.


                                   ARTICLE III

                                 THE RECEIVABLES

                  SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF SELLER. The Seller represents and warrants as to the related Receivables that the representations and warranties set forth on the Schedule of Eligibility Criteria are, or will be, true and correct as of the respective dates specified in such Schedule. The Issuer is deemed to have relied on such representations and warranties in acquiring the related Receivables and the related Securityholders shall be deemed to rely on such representations and warranties in purchasing the Notes or any Additional Principal Amounts thereunder. Such representations and warranties shall survive the sale, transfer and assignment of the Owner Trust Estate to the Issuer and any pledge of the Series Trust Estate to the Indenture Trustee pursuant to the Indenture and the Series Supplement.

                  SECTION 3.2. REPURCHASE UPON BREACH. (a) The Seller, the Master Servicer, any Trust Officer of the Indenture Trustee, or the Owner Trustee, as the case may be, shall inform each of the other parties to this Agreement promptly, in writing, upon the discovery of any breach of the Seller's representations and warranties made pursuant to Section 3.1; PROVIDED, HOWEVER, that the failure to give any such notice shall not derogate from any obligations of the Seller under this Section 3.2. As of the last day of the second (or, if the Seller so elects, the first, or with respect to any exceptions appearing on any exception report delivered by the Indenture Trustee, the first) month following the discovery by the Seller or receipt by the Seller of notice of such breach (or such longer period not in excess of 120 days, as may be agreed upon by the Indenture Trustee and the Master Servicer), unless such breach is cured by such date, the Seller shall have an obligation to repurchase or cause HAFC or Household Bank, as applicable, to repurchase any Receivable in which the interests of the Securityholders are materially and adversely affected by any such breach. In consideration of and simultaneously with the repurchase of the Receivables, the Seller shall remit, or cause HAFC or Household Bank, as applicable, to remit, to the Collection Account the Repurchase Amount in the manner specified in Section 5.4 and the Issuer shall execute such assignments and other documents reasonably requested by such person in order to effect such repurchase. The sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee and the related holders with respect to a breach of representations and warranties pursuant to Section 3.1 and the agreement contained in this Section shall be the repurchase of the Receivables pursuant to this Section, subject to the conditions contained herein or to enforce the obligation of HAFC or Household Bank, as applicable, to the Seller to repurchase such Receivables pursuant to the Master Receivables Purchase Agreements, as applicable. Neither the Owner Trustee nor the Indenture Trustee shall have a duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Receivable pursuant to this Section.

                           (b) Pursuant to Section 2.1 of this Agreement and
pursuant to the related Transfer Agreement, the Seller conveyed to the Trust all of the Seller's right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Master Receivables Purchase Agreements and the related Master Receivables Purchase Agreement Supplements, including the Seller's rights under the Master Receivables Purchase Agreements and the delivery requirements, representations and warranties and the cure or repurchase obligations of HAFC or Household Bank, as applicable, thereunder. The Seller hereby represents and warrants to the Trust that such assignment is valid, enforceable and effective to permit the Trust to enforce such obligations of HAFC and Household Bank under the Master Receivables Purchase Agreements.

                  SECTION 3.3. CUSTODY OF RECEIVABLES FILES. In connection with the sale, transfer and assignment of the Receivables to the Trust pursuant to this Agreement and pursuant to the related Transfer Agreement, the Master Servicer shall act as custodian for the benefit of the Indenture Trustee of the following documents or instruments with respect to each Receivable:

                                    (i) The fully executed original of the
                           Receivable (together with any agreements modifying the Receivable, including, without limitation, any extension agreements);

                                    (ii) The original credit application, or a
                           copy thereof, of each Obligor, fully executed by each such Obligor on the customary form used by HAFC, an Affiliate of HAFC, or the related Dealer, as applicable, or on a form approved by HAFC or an Affiliate of HAFC, as applicable, for such application; and

                                    (iii) The original certificate of title
                           (when received) and otherwise such documents, if any, that HAFC or an Affiliate of HAFC, as applicable, keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of HAFC (or any predecessor corporation to HAFC, or any Affiliate of HAFC or such predecessor corporation) as first lienholder or secured party (including any Lien Certificate received by HAFC or an Affiliate of HAFC, as applicable), or, if such original certificate of title has not yet been received, a copy of the application therefor, showing either HAFC (or any predecessor corporation to HAFC, or any Affiliate of HAFC or such predecessor corporation), or a Dealer as secured party; and

                                    (iv) Documents evidencing or relating to any
                           Insurance Policy, to the extent such documents are maintained by or on behalf of the Seller, HAFC or an Affiliate of HAFC.

Notwithstanding the foregoing, the Master Servicer may appoint a Subservicer as subcustodian, which subcustodian may hold physical possession of some or all of the Receivable Files. The Indenture Trustee shall have no liability for the acts or omissions of any such custodian or subcustodian.


                                   ARTICLE IV

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

                  SECTION 4.1. DUTIES OF THE MASTER SERVICER. The Master Servicer is hereby authorized to act as agent for the Trust (and also on behalf of the Indenture Trustee and the Noteholders) and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Master Servicer under this Agreement. The Master Servicer agrees that its servicing of the Receivables shall be carried out in accordance with customary and usual procedures of institutions which service motor vehicles retail installment sales contracts and, to the extent more exacting, the degree of skill and attention that the Master Servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. In performing such duties, so long as Household Finance Corporation is the Master Servicer, it shall comply with the standard and customary procedures for servicing all of its comparable motor vehicle receivables. The Master Servicer's duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting any required tax information to Obligors, monitoring the collateral, accounting for collections and furnishing monthly and annual statements to the Indenture Trustee and the Noteholders with respect to distributions, monitoring the status of Insurance Policies with respect to the Financed Vehicles and performing the other duties specified herein. The Master Servicer shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements (and Household Finance Corporation shall make efforts to obtain possession of the Dealer Agreements, to the extent it is necessary to do so), the Dealer Assignments, the Master Receivables Purchase Agreements, and the Insurance Policies, to the extent that such Dealer Agreements, Dealer Assignments, the Master Receivables Purchase Agreements, and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Master Servicer shall follow its customary standards, policies, and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. In performing such duties, the Master Servicer or any Subservicer may act through agents and independent contractors provided that the Master Servicer remains responsible for the performance of its duties under this Agreement. Without limiting the generality of the foregoing, the Master Servicer is hereby authorized and empowered by the Trust to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles. The Master Servicer is hereby authorized to commence, in it's own name or in the name of the Trust, a legal proceeding to enforce a Receivable pursuant to Section 4.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Master Servicer commences or participates in such a legal proceeding in its own name, the Trust shall thereupon be deemed to have automatically assigned such Receivable to the Master Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Master Servicer is authorized and empowered by the Trust to execute and deliver in the Master Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Indenture Trustee and the Owner Trustee shall furnish the Master Servicer with any powers of attorney and other documents which the Master Servicer may reasonably request and which the Master Servicer deems necessary or appropriate and take any other steps which the Master Servicer may deem reasonably necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties under this Agreement.

                  SECTION 4.2. COLLECTION OF RECEIVABLE PAYMENTS; MODIFICATIONS OF RECEIVABLES. (a) Consistent with the standards, policies and procedures required by this Agreement, the Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Dealer Assignments, the Master Receivables Purchase Agreements, the Insurance Policies and the Other Conveyed Property in such manner as will, in the reasonable judgment of the Master Servicer, maximize the amount to be received by the Trust with respect thereto. Consistent with the foregoing, the Master Servicer may, if it determines in its reasonable judgment that such action would maximize the amount to be received by the Trust, arrange for the sale by the Trust of Liquidated Receivables with respect to which the related Financed Vehicle has been sold, and the net proceeds of such sale shall be included in Net Liquidation Proceeds. The Master Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

                           (b) The Master Servicer may at any time agree to a
modification or amendment of a Receivable in order to (i) change the Obligor's regular due date to a date within 30 days of when such due date occurs; PROVIDED, HOWEVER, that no modification of a Receivable in connection with a due date change pursuant to this clause (i) shall be considered an extension for purposes of Section 4.2(c) below and therefore shall not be subject to the restrictions on extensions, modifications or amendments specified in Section 4.2(c) below or (ii) re-amortize the Scheduled Payments on the Receivable following a partial prepayment of principal; PROVIDED, HOWEVER, that no re-amortization permitted by this clause (ii) shall extend the maturity date of any Receivable.

                           (c) The Master Servicer may grant payment extensions
on, or other modifications or amendments to, a Receivable in accordance with its customary procedures if the Master Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize the amount to be received with respect to such Receivable, and is otherwise in the best interests of the Trust; PROVIDED, HOWEVER, that unless otherwise specified in any Series Supplement:

                                    (i) The aggregate period of all extensions
                           on a Receivable shall not exceed six months;
                           PROVIDED, HOWEVER, that not more than three months can be in any consecutive twelve month period;

                                    (ii) In no event may a Receivable be
                           extended by the Master Servicer beyond the Collection Period immediately preceding the Final Scheduled Distribution Date of the Notes with respect to the related Series; and

                                    (iii) The average Monthly Extension Rate for
                           any three consecutive calendar months shall not exceed 4%.

                           (d) Except as otherwise provided below, the Master
Servicer shall deposit collections in immediately available funds on or with respect to Receivables into the Collection Account as promptly as possible after the date of processing of such collections, but in no event later than the second Business Day following the date of processing. Subject to the express terms the Series Supplement, but notwithstanding anything else in this Agreement to the contrary, for so long as (i) Household Finance Corporation remains the Master Servicer and maintains a commercial paper rating of not less than A-1 by Standard & Poor's, P-1 by Moody's and F1+ by Fitch, Inc. (or such other rating as shall be satisfactory to such Rating Agency), in each case only if such Person is a Rating Agency, and for five Business Days following any reduction of any such rating or (ii) a Master Servicer Credit Facility is maintained in effect by the Master Servicer in form and substance acceptable to the Rating Agency (such acceptability to be evidenced in writing by the Rating Agency to the effect that failure to make the aforementioned deposit on the basis of the maintenance of the Master Servicer Credit Facility will not adversely affect the then current rating of the Notes) issued by a depository institution or insurance company having a rating on its (A) short-term obligations of at least P-1 by Moody's, A-1 by Standard & Poor's and F1+ by Fitch, Inc. (or such other rating as shall be satisfactory to such Rating Agency), in each case only if such Person is a Rating Agency, and (B) long term obligations of at least A2 by Moody's, A by Standard & Poor's, and A by Fitch, Inc., in each case only if such Person is a Rating Agency, the Master Servicer shall not be required to make deposits of collections on or with respect to Receivables as provided in the preceding sentence, but may make one or more deposits of Collected Funds with respect to the Series Trust Estate with respect to a Collection Period into the Collection Account in immediately available funds not later than 1:00 P.M.,

Central time, on the Business Day immediately preceding the related Distribution Date. In the event that a Master Servicer Credit Facility is maintained, the Master Servicer shall within two Business Days of the date of processing of collections on or with respect to Receivables notify the Indenture Trustee and the Master Servicer Credit Facility Issuer in writing of the amounts that would otherwise be deposited in the Collection Account and the Master Servicer shall establish and maintain for the Trust a Payment Record in which the payments on or with respect to the Receivables shall be credited and the Master Servicer shall notify the Indenture Trustee and the Master Servicer Credit Facility Issuer in writing as promptly as practicable (but in any event prior to the Determination Date for the following Distribution Date) of the amounts so credited on or with respect to the Receivables that are to be included in Collected Funds for the related Distribution Date and of the amounts so credited which will constitute a part of Collected Funds for the second following Distribution Date. The Payment Record shall be made available for inspection during normal business hours of the Master Servicer upon request of the Indenture Trustee, or any Master Servicer Credit Facility Issuer. The Master Servicer shall give written notice to the Indenture Trustee if it is required to deposit funds in accordance with the first sentence of this paragraph.

                  SECTION 4.3. REALIZATION UPON RECEIVABLES. (a) Consistent with the standards, policies and procedures required by this Agreement, the Master Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Master Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Receivable but in no event later than the date on which 10% or more of a Scheduled Payment has become 150 days delinquent (other than in the case of Financed Vehicles where neither the Financed Vehicle nor the Obligor can be physically located by the Master Servicer (using procedures consistent with the standards, policies and procedures of the Master Servicer required by this Agreement) and other than in the case of an Obligor who is subject to a bankruptcy proceeding); PROVIDED, HOWEVER, that the Master Servicer may elect not to repossess a Financed Vehicle within such time period if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. The Master Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 4.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions, including, without limitation, entering into settlements with Obligors, by the Master Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Master Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. The Master Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle but only from the liquidation proceeds of the vehicle or under the related Dealer Agreement. The Master Servicer shall recover such reasonable expenses based on the information contained in the Master Servicer's Certificate delivered on the related Determination Date. The Master Servicer shall pay on behalf of the Trust any personal property taxes assessed on repossessed Financed Vehicles. The Master Servicer shall be entitled to reimbursement of any such tax from Net Liquidation Proceeds with respect to such Receivable.

                           (b) If the Master Servicer elects to commence a legal
proceeding to enforce a Dealer Agreement or Dealer Assignment, the act of commencement shall be deemed to be an automatic assignment from the Trust to the Master Servicer of the rights under such Dealer Agreement and Dealer Assignment for purposes of collection only. If, HOWEVER, in any enforcement suit or legal proceeding it is held that the Master Servicer may not enforce a Dealer Agreement or Dealer Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement or Dealer Assignment, the Owner Trustee, at the Master Servicer's written direction and expense, or the Seller, at the Seller's expense, shall take such steps as the Master Servicer deems reasonably necessary to enforce the Dealer Agreement or Dealer Assignment, including bringing suit in its name or the name of the Seller or of the Trust and the Owner Trustee for the benefit of the Securityholders. All amounts recovered shall be remitted directly by the Master Servicer as provided in Section 4.2(d).

                           (c) The Master Servicer agrees that prior to
delivering any repossessed Finance Vehicle for sale to any dealer, it shall make such filings and effect such notices as are necessary under Section 9-324(1) of the UCC to preserve the Trust's ownership interest (or security interest, as the case may be) in such repossessed Financed Vehicle.

                  SECTION 4.4. INSURANCE. (a) The Master Servicer shall require, in accordance with its customary servicing policies and procedures, that each Financed Vehicle be insured by the related Obligor under an insurance policy covering physical loss and damage to the related Financed Vehicle and shall monitor the status of such physical loss and damage insurance coverage thereafter, in accordance with its customary servicing procedures. Each Receivable requires the Obligor to obtain such physical loss and damage insurance, naming HAFC or an Affiliate of HAFC, as applicable, and its successors and assigns as loss payee, and with respect to liability coverage, additional insureds, and permits the holder of such Receivable to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to maintain such insurance. If the Master Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage Insurance Policy covering the related Financed Vehicle which satisfies the conditions set forth in the related Eligibility Criteria (including, without limitation, during the repossession of such Financed Vehicle) the Master Servicer shall be diligent in carrying out its customary servicing procedures to enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical loss and damage insurance in accordance with its customary servicing policies and procedures.

                           (b) The Master Servicer may sue to enforce or collect
upon the Insurance Policies, in its own name, if possible, or as agent of the Trust. If the Master

Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust under such Insurance Policy to the Master Servicer for purposes of collection only. If, HOWEVER, in any enforcement suit or legal proceeding it is held that the Master Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Owner Trustee, at the Master Servicer's written direction and expense, or the Seller, at the Seller's expense, shall take such steps as the Master Servicer deems reasonably necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Trust and the Owner Trustee for the benefit of the Noteholders.

                  SECTION 4.5. MAINTENANCE OF SECURITY INTERESTS IN VEHICLES. Consistent with the policies and procedures required by this Agreement, the Master Servicer shall take such steps on behalf of the Trust as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle on behalf of the Trust as the Indenture Trustee shall reasonably request, including, but not limited to, obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Owner Trustee, on behalf of the Trust, hereby authorizes the Master Servicer, and the Master Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Trust as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Trust, HAFC hereby agrees that the designation of HAFC or any Affiliate of HAFC as the secured party on the certificate of title is in its capacity as agent of the Trust for such limited purpose.

                  SECTION 4.6. COVENANTS, REPRESENTATIONS, AND WARRANTIES OF MASTER SERVICER. By its execution and delivery of this Agreement, the Master Servicer makes the following representations, warranties and covenants on which the Issuer relies in accepting the Receivables, on which the Indenture Trustee relies in authenticating the Notes, on which the Noteholders rely on in purchasing the Notes and any Additional Principal Amount thereunder on which the Owner Trustee relies in executing the Certificates.

                  The Master Servicer covenants as follows:

                                    (i) LIENS IN FORCE. The Financed Vehicle
                           securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

                                    (ii) NO IMPAIRMENT. The Master Servicer
                           shall do nothing to impair the rights of the Trust or the Noteholders in the Receivables, the Dealer Agreements, the Dealer Assignments, the Master Receivables Purchase Agreements, the Insurance Policies or the Other Conveyed Property;

                                    (iii) NO AMENDMENTS. The Master Servicer
                           shall not extend or otherwise amend the terms of any Receivable, except in accordance with Section 4.2;

                                    (iv) RESTRICTIONS ON LIENS. The Master
                           Servicer shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables except for the Lien in favor of the Indenture Trustee for the benefit of the Noteholders, and the restrictions on transferability imposed by this Agreement or (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names HAFC, the Master Servicer or any Affiliate thereof as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien in favor of the Indenture Trustee;

                                    (v) SERVICING OF RECEIVABLES. The Master
                           Servicer shall service the Receivables as required by the terms of this Agreement and in material compliance with its standard and customary procedures for servicing all its other comparable motor vehicle receivables and in compliance with applicable law; and

                                    (vi) The Master Servicer shall notify the
                           Indenture Trustee of any relocation of the Master Servicer's principal office set forth in Section 13.3 hereof and all Receivables Files shall be maintained by the Master Servicer in the United States.

                  SECTION 4.7. REPURCHASE OF RECEIVABLES UPON BREACH OF COVENANT. Upon discovery by any of the Master Servicer, the Seller, a Trust Officer of the Owner Trustee or of the Indenture Trustee of a breach of any of the covenants set forth in Sections 4.5 or 4.6, the party discovering such breach shall give prompt written notice to the others; PROVIDED, HOWEVER, that the failure to give any such notice shall not affect any obligation of the Master Servicer under this Section 4.7. As of the second Accounting Date following its discovery or receipt of notice of any breach of any covenant set forth in Sections 4.5 or 4.6 which materially and adversely affects the interests of the Securityholders in any Receivable (including any Liquidated Receivable) (or, at the Master Servicer's election, the first Accounting Date so following) or the related

Financed Vehicle, the Master Servicer shall, unless such breach shall have been cured in all material respects, repurchase from the Trust the Receivable affected by such breach and, on the date specified in Section 5.4, the Master Servicer shall pay the related Repurchase Amount and deposit such Repurchase Amounts into the Collection Account. It is understood and agreed that the obligation of the Master Servicer to repurchase any Receivable (including any Liquidated Receivable) with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Master Servicer for such breach;

                  SECTION 4.8. TOTAL SERVICING FEE; PAYMENT OF CERTAIN EXPENSES BY MASTER SERVICER. So as long as: (i) the Master Servicer is not required in accordance with Section 4.2(d) hereof to make deposits of collections with respect to a Collection Period into the Collection Account until the Business Day immediately preceding the related Distribution Date and (ii) the Master Servicer's Certificate delivered with respect to such Distribution Date indicates that Available Funds with respect to such Distribution Date are sufficient to make the distributions required to be made on such Distribution Date in respect of the Servicing Fee (and all other distributions required to be made on such Distribution Date having a higher priority than the distribution of the Servicing Fee), the Master Servicer shall be entitled to retain out of amounts otherwise to be deposited in the Collection Account with respect to a Collection Period, the Servicing Fee for such Collection Period. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Master Servicer, expenses incurred in connection with distributions and reports made by the Master Servicer to Securityholders, all fees and expenses of the Owner Trustee or the Indenture Trustee), except taxes levied or assessed against the Trust, and claims against the Trust in respect of indemnification, which taxes and claims in respect of indemnification against the Trust are expressly stated to be for the account of Household Finance Corporation. The Master Servicer shall be liable for the fees, charges and expenses of the Owner Trustee, the Indenture Trustee, any Subservicer and their respective agents.

                  SECTION 4.9. MASTER SERVICER'S CERTIFICATE. No later than 10:00 a.m. Central time on each Determination Date, the Master Servicer shall deliver (or at the option of the Master Servicer cause to be delivered via access to an Affiliate's web-site address or otherwise) to the Indenture Trustee and the Owner Trustee, a Master Servicer's Certificate executed by a responsible officer or agent of the Master Servicer containing among other things, all information necessary to enable the Indenture Trustee to make the distributions with respect to such Distribution Date pursuant to the Series Supplement. In addition to the information set forth in the preceding sentence, the Master Servicer's Certificate shall also contain the information required by the Series Supplement.

                  SECTION 4.10. ANNUAL STATEMENT AS TO COMPLIANCE, NOTICE OF MASTER SERVICER TERMINATION EVENT. (a) The Master Servicer shall deliver or cause to be delivered to the Indenture Trustee and the Owner Trustee on or before April 30 (or 120 days after the end of the Master Servicer's fiscal year, if other than December 31) of each year, beginning on April 30 in the calendar year succeeding the Closing Date, an Officer's Certificate signed by any responsible officer of the Master Servicer, or such

Eligible Subservicer who is performing the servicing duties of the Master Servicer, dated as of December 31 (or other applicable date) of the immediately preceding year, stating that (i) a review of the activities of the Master Servicer, or such Eligible Subservicer who is performing the servicing duties of the Master Servicer, during the preceding 12-month period (or such shorter period since the Closing Date) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Master Servicer, or such Eligible Subservicer who is performing the servicing duties of the Master Servicer, has in all material respects fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  (b) The Master Servicer, or such Eligible Subservicer who is performing the servicing duties of the Master Servicer, shall deliver to the Indenture Trustee and the Owner Trustee, and, in the event that such notice is delivered by the Subservicer, to the Master Servicer, promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Master Servicer Termination Event under Section 10.1(a). The Seller or the Master Servicer shall deliver to the Indenture Trustee, the Owner Trustee, the Master Servicer or the Seller (as applicable) promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Master Servicer Termination Event under any other clause of Section 10.1.

                  SECTION 4.11. ANNUAL INDEPENDENT ACCOUNTANTS' REPORT. (a) The Master Servicer shall cause a firm of nationally recognized independent certified public accountants (the "Independent Accountants"), who may also render other services to the Master Servicer or to the Seller, to deliver to the Indenture Trustee and the Owner Trustee on or before April 30 (or 120 days after the end of the Master Servicer's fiscal year, if other than December 31) of each year, beginning on April 30 in the calendar year succeeding the Closing Date with respect to the twelve months (or shorter applicable period) ended the immediately preceding December 31 (or other applicable date), a report to the effect that they have examined certain documents and records relating to the servicing of Receivables under this Agreement and the Series Supplement, compared the information contained in the Master Servicer's Certificates delivered pursuant to Section 4.9 during the period covered by such report with such documents and records and that, on the basis of such examination, such accountants are of the opinion that the servicing has been conducted in compliance with the terms and conditions as set forth in Articles IV and V of this Agreement and the applicable provisions of the Series Supplement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. Such report shall acknowledge that the Indenture Trustee shall be a "non-participating party" with respect to such report, or words to similar effect. The Indenture Trustee shall have no duty to make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency of such procedures.

                  (b) On or before April 30 of each calendar year, beginning with April 30 in the calendar year succeeding the Closing Date, the Master Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer or the Seller) to furnish a report to the Indenture Trustee, the Master Servicer and to the effect that they have compared the mathematical calculations of each amount set forth in the Master Servicer's Certificates delivered pursuant to Section
4.9 during the period covered by such report with the Master Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. Such report shall acknowledge that the Indenture Trustee shall be a "non-participating party" with respect to such report, or words to similar effect. The Indenture Trustee shall have no duty to make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency of such procedures.

                  SECTION 4.12. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING RECEIVABLES. The Master Servicer shall provide to representatives of the Indenture Trustee and the Owner Trustee reasonable access to the documentation regarding the Receivables. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

                  SECTION 4.13. FIDELITY BOND AND ERRORS AND OMISSIONS POLICY. The Master Servicer or such Eligible Subservicer that is performing the servicing duties of the Master Servicer, has obtained, and shall continue to maintain in full force and effect, a Fidelity Bond and Errors and Omissions Policy of a type and in such amount as is customary for servicers engaged in the business of servicing automobile receivables.


                                    ARTICLE V

                         TRUST ACCOUNTS; DISTRIBUTIONS;
                STATEMENTS TO CERTIFICATEHOLDERS AND NOTEHOLDERS

                  SECTION 5.1. ESTABLISHMENT OF TRUST ACCOUNTS. (a) (i) The Indenture Trustee shall establish and maintain the Series Trust Accounts required to be established and maintained pursuant to the Series Supplement, and such Series Trust Accounts shall be subject to the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders.

                                    (ii) No Trust Account shall be maintained
with an institution other than the Indenture Trustee unless such institution agrees in writing to the provisions of this Section 5.1 as if such institution were the Indenture Trustee, except that the

Indenture Trustee shall continue to be the "entitlement holder" of the related Trust Account.

                                    (iii) With respect to any Trust Account
Property held from time to time in any Trust Account, the Indenture Trustee agrees that (A) such Trust Account Property shall at all times be credited in the Indenture Trustee's books and records to the relevant Trust Account, (B) any Eligible Investment constituting a deposit account shall be, except as otherwise provided herein, subject to the exclusive custody and control of the Indenture Trustee, and, if the Indenture Trustee is not the depositary bank with which such deposit account is maintained, the Indenture Trustee shall be the depositary bank's customer with respect thereto, and (C) any Eligible Investment other than a deposit account shall be held, pending maturity or disposition by the Indenture Trustee, in accordance with the relevant terms of the definition of "Delivery." The Indenture Trustee acknowledges and agrees that each item of property (whether investment property, financial asset, security, instrument, cash or any other type of property) credited to a Trust Account shall be treated as a "financial asset" within the meaning of Article 8 of the UCC.

                           (b) Except as otherwise provided in the Series
Supplement, funds on deposit in the Series Trust Accounts (collectively, the "Trust Accounts") shall be invested by the Indenture Trustee (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Master Servicer (pursuant to standing instructions or otherwise) which absent any instruction shall be the investments specified in clause (d) of the definition of Eligible Investments set forth herein. Funds on deposit in any Trust Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Distribution Date. Funds deposited in a Trust Account on the day immediately preceding a Distribution Date and representing the proceeds of Eligible Investments are not required to be invested overnight. All Eligible Investments will be held to maturity.

                           (c) All investment earnings of monies deposited in
the Trust Accounts shall be deposited (or caused to be deposited) by the Indenture Trustee in the Collection Account no later than the close of business on the Business Day immediately preceding the related Distribution Date, and any loss resulting from such investments shall be charged to the Collection Account. The Master Servicer will not direct the Indenture Trustee to make any investment of any funds held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee, to make any such investment, if necessary, the Master Servicer shall deliver to the Indenture Trustee an Opinion of Counsel to such effect.

                           (d) The Indenture Trustee shall not in any way be
held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee's negligence or bad faith or its failure to make payments on such Eligible

Investments issued by the Indenture Trustee in its commercial capacity as principal obligor and not as Indenture Trustee in accordance with their terms.

                           (e) If (i) the Master Servicer shall have failed to
give investment directions for any funds on deposit in the Trust Accounts to the Indenture Trustee by 2:00 p.m. Eastern Time (or such other time as may be agreed by the Issuer and the Indenture Trustee) on any Business Day; or (ii) an Event of Default shall have occurred and be continuing, the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in one or more Eligible Investments in accordance with paragraph (b) above; PROVIDED that, if following an Event of Default amounts are to be distributed to Securityholders other than on a Distribution Date, investments shall mature on the Business Day preceding any such proposed date of distribution.

                           (f) The Indenture Trustee shall possess all right,
title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof and all such funds, investments, proceeds and income shall be part of the Series Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the related Noteholders. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Master Servicer on its behalf) shall within five Business Days (or such longer period as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Master Servicer agrees that, in the event that any of the Trust Accounts are not accounts with the Indenture Trustee, the Master Servicer shall notify the Indenture Trustee in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account. The Master Servicer may net against any deposits required to be made to the Collection Account on the Business Day before any Determination Date amounts that the Seller, as Certificateholder or otherwise, is entitled to receive as distributions from the Collection Account on the related Distribution Date.

                  SECTION 5.2. CERTAIN REIMBURSEMENTS TO THE MASTER SERVICER. The Master Servicer shall be entitled to withhold from amounts otherwise required to be remitted to the Collection Account with respect to a Collection Period an amount in respect of funds deposited with respect to prior Collection Periods in the Collection Account but later determined by the Master Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds; PROVIDED, THAT, such withholding may be made only following certification by the Master Servicer of such amounts and the provision of such information to the Indenture Trustee as may be necessary in the opinion of the Indenture Trustee to verify the accuracy of such certification.

                  SECTION 5.3. APPLICATION OF COLLECTIONS. All collections for the Collection Period shall be applied by the Master Servicer as follows: with respect to each Simple Interest Receivable (other than a Repurchased Receivable), payments by or on behalf of the Obligor, (other than amounts, if any, collected with respect to administrative fees, including late fees, prepayment fees and liquidation fees collected on the

Receivable) shall be applied to interest and principal in accordance with the Simple Interest Method. With respect to each Actuarial Receivable, (other than a Repurchased Receivable), payments by or on behalf of the Obligor, (other than amounts, if any, collected with respect to administrative fees, including late fees, prepayment fees and liquidation fees collected on the Receivable) shall be applied to interest and principal in accordance with the Actuarial Method.

                  SECTION 5.4. ADDITIONAL DEPOSITS. HAFC, Household Bank and the Seller, as applicable, shall deposit or cause to be deposited in the Collection Account on the Business Day preceding the Determination Date following the date on which such obligations are due the aggregate Repurchase Amount with respect to Repurchased Receivables.


                                   ARTICLE VI

                                    RESERVED


                                   ARTICLE VII

                                    RESERVED


                                  ARTICLE VIII

                                   THE SELLER

                  SECTION 8.1. REPRESENTATIONS OF SELLER. The Seller makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables and on which the Noteholders are deemed to have relied on in the purchasing of Notes and any Additional Principal Amount and on which each Support Provider shall be deemed to have relied on providing the Series Support. Except as otherwise specifically provided, the representations speak as of the Closing Date and as of each Transfer Date and shall survive each sale of the Receivables to the Issuer and each pledge thereof to the Indenture Trustee pursuant to the Indenture and the Series Supplement.

                           (a) REPRESENTATIONS IN TRANSFER AGREEMENT. The
representations and warranties set forth on the Schedule of Eligibility Criteria attached as Schedule I to the Series Supplement are true and correct with respect to the Receivables included in the Series Trust Estate.

                           (b) ORGANIZATION AND GOOD STANDING. The Seller has
been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Owner Trust Estate transferred to the Trust.

                           (c) DUE QUALIFICATION. The Seller is duly qualified
to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect Seller's ability to transfer the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement, or the validity or enforceability of the Receivables or to perform Seller's obligations hereunder and under the Related Documents to which the Seller is a party.

                           (d) POWER AND AUTHORITY. The Seller has the power and
authority to execute and deliver this Agreement and the Related Documents to which it is a party and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Owner Trust Estate to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Related Documents to which the Seller is a party have been duly authorized by the Seller by all necessary corporate action.

                           (e) VALID SALE, BINDING OBLIGATIONS. This Agreement
and each related Transfer Agreement effects a valid sale, transfer and assignment of the Owner Trust Estate, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Related Documents to which the Seller is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                           (f) NO VIOLATION. The consummation of the
transactions contemplated by this Agreement and the Related Documents and the fulfillment of the terms of this Agreement and the Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a material default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

                           (g) NO PROCEEDINGS. There are no proceedings or
investigations pending or, to the Seller's knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the issuance of any Securities or the consummation of any of the transactions contemplated by this

Agreement or any of the Related Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Securities.

                           (h) APPROVALS. All approvals, authorizations,
consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by the Seller of this Agreement and the other Related Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby have been or will be taken or obtained on or prior to the Closing Date and each Transfer Date.

                           (i) NO CONSENTS. The Seller is not required to obtain
the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

                           (j) CHIEF EXECUTIVE OFFICE. The chief executive
office of the Seller is at 1111 Town Center Drive, Las Vegas, Nevada 89134.

                  SECTION 8.2. CORPORATE EXISTENCE. (a) During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Related Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

                           (b) During the term of this Agreement, the Seller
shall observe the applicable legal requirements for the recognition of the Seller as a legal entity separate and apart from its Affiliates, including as follows:

                                    (i) the Seller shall not engage in any other
                           business other than as provided in Article THIRD of Seller's Articles of Incorporation;

                                    (ii) the Seller shall maintain corporate
                           records and books of account separate from those of its Affiliates;

                                    (iii) except as otherwise provided in this
                           Agreement, the Seller shall not commingle its assets and funds with those of its Affiliates;

                                    (iv) the Seller shall hold such appropriate
                           meetings of its Board of Directors as are necessary to authorize all the Seller's corporate actions required by law to be authorized by the Board of Directors, shall keep minutes of such meetings and of meetings of its stockholder(s) and observe all other customary corporate formalities (and any successor Seller not a corporation shall observe similar procedures in accordance with its governing documents and applicable law);

                                    (v) the Seller shall at all times hold
                           itself out to the public under the Seller's own name as a legal entity separate and distinct from its Affiliates;

                                    (vi) the Seller shall not become involved in
                           the day-to-day management of any other Person;

                                    (vii) the Seller shall not guarantee any
                           other Person's obligations or advance funds to any other Person for the payment of expenses or otherwise;

                                    (viii) the Seller shall not act as an agent
                           of any other Person in any capacity;

                                    (ix) the Seller shall not dissolve or
                           liquidate, in whole or in part; and

                                    (x) all transactions and dealings between
                           the Seller and its Affiliates will be conducted on an arm's-length basis.

                           (c) During the term of this Agreement, the Seller
will comply with the limitations on its business and activities, as set forth in its Certificates of Incorporation, and will not incur indebtedness other than pursuant to or as expressly permitted by the Related Documents.

                  SECTION 8.3. LIABILITY OF SELLER; INDEMNITIES. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken under this Agreement by the Seller and the representations made by the Seller under this Agreement.

                           (a) The Seller shall indemnify, defend and hold
harmless the Issuer, the Owner Trustee, the Delaware Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Basic Documents (except any income taxes arising out of fees paid to the Delaware Trustee, the Owner Trustee, the Indenture Trustee and except any taxes to which the Delaware Trustee, the Owner Trustee or the Indenture Trustee may otherwise be subject to), including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to federal or other income taxes arising out of distributions on the Certificates and the Notes) and costs and expenses in defending against the same.

                           (b) The Seller shall indemnify, defend and hold
harmless the Issuer, the Delaware Trustee, the Owner Trustee and the Indenture Trustee against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller's or the Issuer's violation of Federal or state securities laws in connection with the offering and sale of the Notes.

                           (c) The Seller shall indemnify, defend and hold
harmless the Delaware Trustee, the Owner Trustee and the Indenture Trustee and their respective officers, directors, employees and agents from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with, the acceptance or performance of the trusts and duties set forth herein and in the Basic Documents, except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Person seeking indemnification.

                  Indemnification under this Section shall survive the resignation or removal of the Delaware Trustee, the Owner Trustee or the Indenture Trustee and the termination of this Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

                  SECTION 8.4. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, SELLER. Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases
(x) has a certificate of incorporation containing provisions relating to limitations on business and other matters substantially identical to those contained in the Seller's certificate of incorporation and (y) executes an agreement of assumption to perform every obligation of the Seller under this Agreement and the other Related Documents shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement, provided, however, that written confirmation shall be received by each Rating Agency rating the Notes that the then current rating of the Notes will not be withdrawn, downgraded or suspended as a result of any action described in this Section 8.4.

                  SECTION 8.5. LIMITATION ON LIABILITY OF SELLER AND OTHERS. (a) The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the written advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this

Agreement, and that in its opinion may involve it in any expense or liability. Except as provided in Section 8.3 hereof, neither the Seller nor any of the directors, officers, employees or agents of the Seller acting in such capacities shall be under any liability to the Trust, the Securityholders, any Support Provider or any other Person for any action taken or for refraining from the taking of any action in good faith in such capacities pursuant to this Agreement; provided, however, that this provision shall not protect the Seller or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

                  (b) All obligations of the Seller under this Agreement (including, but not limited to, repurchase and indemnification obligations) and under any of the Related Documents shall be limited in recourse to property, if any, which the Seller may hold from time to time, not subject to any Lien.

                  SECTION 8.6. SELLER MAY OWN CERTIFICATES OR NOTES. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document. Notes or Certificates so owned by the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of the Basic Documents, without preference, priority, or distinction as among all of the Notes or Certificates; PROVIDED, HOWEVER, except in the event that all outstanding Notes and Certificates are owned by the Seller and/or any Affiliates thereof, that any Notes or Certificates owned by the Seller or any Affiliate thereof, during the time such Notes or Certificates are owned by them, shall be without voting rights for any purpose set forth in the Basic Documents. The Seller shall notify the Owner Trustee and the Indenture Trustee promptly after it or any of its Affiliates become the owner or pledgee of a Certificate or a Note.


                                   ARTICLE IX

                               THE MASTER SERVICER

                  SECTION 9.1. REPRESENTATIONS OF MASTER SERVICER. The Master Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Owner Trust Estate, on which the Noteholders are deemed to have relied on in the purchasing of Notes and any Additional Principal Amount, and on which Support Provider shall be deemed to have relied in providing the Series Support. The representations speak as of the execution and delivery of this Agreement, the Closing Date and as of each Transfer Date and shall survive the sale of the Owner Trust Estate to the Issuer and the pledge of the Series Trust Estate to the Indenture Trustee pursuant to the Indenture.

                                    (i) ORGANIZATION AND GOOD STANDING. The
                           Master Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to


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

                           conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement and the other Related Documents to which it is a party;

                                    (ii) DUE QUALIFICATION. The Master Servicer
                           is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification; except where the failure to qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations as Master Servicer under this Agreement and the other Related Documents to which it is a party;

                                    (iii) POWER AND AUTHORITY. The Master
                           Servicer has the power and authority to execute and deliver this Agreement and the Related Documents to which it is a party and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Related Documents to which the Master Servicer is a party have been duly authorized by the Master Servicer by all necessary corporate action;

                                    (iv) BINDING OBLIGATION. This Agreement and
                           the Related Documents to which the Master Servicer is a party shall constitute legal, valid and binding obligations of the Master Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                                    (v) NO VIOLATION. The consummation of the
                           transactions contemplated by this Agreement and the Related Documents to which the Master Servicer is a party, and the fulfillment of the terms of this Agreement and the Related Documents to which the Master Servicer is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a material default under, the articles of incorporation or bylaws of the Master Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Master Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate any law, order, rule or regulation applicable to the Master Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Master Servicer or any of its properties, or any way materially adversely affect the interest of the Noteholders or the Trust in any Receivable or affect the Master Servicer's ability to perform its obligations under this Agreement;

                                    (vi) NO PROCEEDINGS. There are no
                           proceedings or investigations pending or, to the Master Servicer's knowledge, threatened against the Master Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Master Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Master Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Securities;

                                    (vii) APPROVALS. All approvals,
                           authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by the Master Servicer of this Agreement and the consummation of the transactions contemplated hereby have been or will be taken or obtained on or prior to the Closing Date.

                                    (viii) NO CONSENTS. The Master Servicer is
                           not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

                                    (ix) CHIEF EXECUTIVE OFFICE. The chief
                           executive office of the Master Servicer is located at 2700 Sanders Road, Prospect Heights, Illinois 60070.

                  SECTION 9.2. LIABILITY OF MASTER SERVICER; INDEMNITIES. (a) The Master Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Master Servicer and the representations made by the Master Servicer.

                           (b) The Master Servicer shall defend, indemnify and
hold harmless the Trust, the Indenture Trustee, the Owner Trustee, each Support Provider and their respective officers, directors, agents and employees, from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation of, or lien on, any Financed Vehicle.

                           (c) The Master Servicer (when the Master Servicer is
Household Finance Corporation or an Affiliate of Household Finance Corporation) shall indemnify, defend and hold harmless the Trust, the Indenture Trustee, the Owner Trustee, each Support Provider and their respective officers, directors, agents and employees and from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the issuance and original sale of the Notes) and costs and expenses in defending against the same, except to the extent that such costs, expenses, losses, damages, claims and liabilities arise out of the negligence or willful misconduct of such parties.

                           (d) The Master Servicer (when the Master Servicer is
not Household Finance Corporation) shall indemnify, defend and hold harmless the Trust, the Indenture Trustee, the Owner Trustee, the Delaware Trustee, each Support Provider and their respective officers, directors, agents and employees from and against any taxes with respect to the sale of Receivables in connection with servicing hereunder that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Owner Trust Estate to the Trust or the issuance and original sale of the Securities) and costs and expenses in defending against the same, except to the extent that such costs, expenses, losses, damages, claims and liabilities arise out of the negligence or willful misconduct of such parties.

                           (e) The Master Servicer shall indemnify, defend and
hold harmless the Trust, the Indenture Trustee, the Owner Trustee, the Delaware Trustee, each Support Provider and their respective officers, directors, agents and employees from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Owner Trustee or the Indenture Trustee, and each Support Provider by reason of the breach of this Agreement by the Master Servicer, the negligence, misfeasance, or bad faith of the Master Servicer in the performance of its duties under this Agreement or the Series Supplement or by reason of reckless disregard of its obligations and duties under this Agreement or the Series Supplement, except to the extent that such costs, expenses, losses, damages, claims, and liabilities arise out of the negligence or willful misconduct of the Person seeking indemnification.

                           (f) The Master Servicer (when the Master Servicer is
Household Finance Corporation or an Affiliate of Household Finance Corporation) shall indemnify, defend and hold harmless the Trust, the Indenture Trustee, the Owner Trustee, the Delaware Trustee, each Support Provider and their respective officers, directors, agents and employees from and against any loss, liability or expense incurred by reason of the violation by Master Servicer of federal or state securities laws in connection with the registration or the sale of the Securities, except to the extent that such costs, expenses, losses, damages, claims, and liabilities arise out of the negligence or willful misconduct of such parties.

                           (g) Indemnification under this Article shall survive
the termination of this Agreement and will survive the early resignation or removal of any of the parties hereto and shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Master Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Master Servicer, without interest. Notwithstanding any other provision of this Agreement, the obligations of the Master Servicer shall not terminate or be deemed released upon the resignation or termination of Household Finance Corporation as the Master Servicer and shall survive any termination of this Agreement.

                  SECTION 9.3. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF THE MASTER SERVICER. (a) Any Person (i) into which the Master Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Master Servicer shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of the Master Servicer, or (iv) succeeding to the business of the Master Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Master Servicer under this Agreement and each Related Document and, whether or not such assumption agreement is executed, shall be the successor to the Master Servicer under this Agreement and each Related Document without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement or the Series Supplement, anything in this Agreement or the Series Supplement to the contrary notwithstanding. Notwithstanding the foregoing, the initial Master Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Master Servicer's business, unless the Master Servicer shall have delivered to the Owner Trustee, and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 9.3(a) and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with.

                  SECTION 9.4. LIMITATION ON LIABILITY OF MASTER SERVICER AND OTHERS. (a) Neither the Master Servicer, the Indenture Trustee nor any of the directors or officers or employees or agents of any such Persons shall be under any liability to the Trust, except as provided in this Agreement and each Related Document, for any action taken or for refraining from the taking of any action pursuant to this Agreement or a Related Document; PROVIDED, HOWEVER, that this provision shall not protect the Master Servicer, the Indenture Trustee or any such Persons against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance of duties (including negligence with respect to the Master Servicer's indemnification obligations hereunder), by reason of reckless disregard of obligations and duties under this Agreement and each Related Document or any violation of law by the Master Servicer, the Indenture Trustee or such person, as the case may be; PROVIDED, FURTHER, that this provision shall not affect any liability to indemnify the Indenture Trustee, the Delaware Trustee or the Owner Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Indenture Trustee, the Delaware Trustee or the Owner Trustee, in their individual capacities. The Master Servicer, the Indenture Trustee and any director, officer, employee or agent of such Persons may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person pertaining to any matters arising under this Agreement. The Indenture Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the repayment of such funds or adequate written indemnity against such risk or liability is not reasonably assured to it in writing prior to the expenditure of risk of such funds or incurrence of financial liability.

                           (b) Notwithstanding anything herein to the contrary,
the Indenture Trustee shall not be liable for any obligation of the Master Servicer contained in this Agreement or any Related Document, and the Owner Trustee, the Delaware Trustee, the Seller and the Noteholders shall look only to the Master Servicer to perform such obligations.

                           (c) The parties expressly acknowledge and consent to
the initial Indenture Trustee acting in the potential dual capacity of successor Master Servicer and in the capacity as Indenture Trustee. Such Indenture Trustee may, in such dual or other capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by such Indenture Trustee of express duties set forth in this Agreement in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto and the Noteholders except in the case of negligence or willful misconduct by such Indenture Trustee.

                  SECTION 9.5. DELEGATION OF DUTIES. In the ordinary course of business, the Master Servicer and the Subservicer, provided it is HAFC, at any time may delegate any of their duties hereunder to any Person, including any of their Affiliates, who agrees to conduct such duties in accordance with standards employed by the Master Servicer or such Subservicer in compliance with Section
4.1. Such delegation shall not relieve the

Master Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 9.6.

                  SECTION 9.6. MASTER SERVICER NOT TO RESIGN. Subject to the provisions of Section 9.3, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Indenture Trustee in writing and such proposed successor servicer is reasonably acceptable to the Indenture Trustee and the Administrative Agent, where one exists, or otherwise, the Managing Agents; (b) such proposed successor servicer has agreed in writing to assume the obligations of Master Servicer hereunder and under each Basic Document to which it is a party and (c) the Master Servicer has delivered to the Indenture Trustee an Opinion of Counsel to the effect that all conditions precedent to the resignation of the Master Servicer and the appointment of and acceptance by the proposed successor servicer have been satisfied; PROVIDED, HOWEVER, that, in the case of clause (i) above, no such resignation by the Master Servicer shall become effective until the Indenture Trustee shall have assumed the Master Servicer's responsibilities and obligations hereunder or the Indenture Trustee shall have designated a successor servicer in accordance with Section 10.3 which shall have assumed such responsibilities and obligations. Any such resignation shall not relieve the Master Servicer of responsibility for any of the obligations specified in Sections 10.1 and 10.3 as obligations that survive the resignation or termination of the Master Servicer. Any such determination permitting the resignation of the Master Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee.

                  SECTION 9.7. SUBSERVICING AGREEMENTS BETWEEN MASTER SERVICER AND SUBSERVICERS. The Master Servicer initially appoints HAFC to subservice the Receivables. From time to time after the Closing Date, the Master Servicer may enter into a subservicing agreement with any Person other than HAFC which is an Eligible Subservicer and is in compliance with the laws of each state necessary to enable it to perform the obligations of the Master Servicer pursuant to this Agreement. Any such subservicing agreement shall be consistent with and not violate the provisions of this Agreement. The Master Servicer shall not be relieved of its obligations under this Agreement and each Basic Document to which it is a party notwithstanding any agreement relating to subservicing and the Master Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Receivables. For purposes of this Agreement and each Related Document, the Master Servicer shall be deemed to have received payments on Receivables when any Subservicer has received such payments. The Issuer shall have no liability to the Master Servicer except for payment of the Servicing Fee and reimbursement of repossession and liquidation expenses. The Issuer shall have no obligation to indemnify the Master Servicer for costs or expenses, except with respect to the preceding sentence. The parties hereto acknowledge that with respect to statements or certificates required to be delivered by the Master Servicer in accordance with this Agreement and the Series Supplement, including, but not limited to, Sections 4.9, 4.10 and 4.11 hereof, that a statement or certificate delivered by a subservicer shall be sufficient to discharge the Master Servicer's obligation to deliver such certificate or statement.

                  SECTION 9.8. SUCCESSOR SUBSERVICERS. The Master Servicer may terminate any Subservicer and either directly service the related Receivables itself or enter into an agreement with a successor Subservicer that is an Eligible Subservicer. Neither of the Owner Trustee nor the Indenture Trustee shall have a duty or obligation to monitor or supervise the performance of any Subservicer.


                                    ARTICLE X

                                     DEFAULT

                  SECTION 10.1. MASTER SERVICER TERMINATION EVENT. For purposes of this Agreement, each of the following shall constitute a "Master Servicer Termination Event":

                           (a) Any failure by the Master Servicer to deliver, or
cause to be delivered, to the Indenture Trustee for distribution pursuant to the terms of this Agreement, any proceeds or payment required to be so delivered under the terms of this Agreement (including deposits of the Repurchase Amount pursuant to Section 4.7) that continues unremedied for a period of three Business Days after written notice is received by the Master Servicer from the Indenture Trustee or after discovery of such failure by a responsible Officer of the Master Servicer (but in no event later than three Business Days after the Master Servicer is required to make such delivery or deposit);

                           (b) Failure on the part of the Master Servicer duly
to observe or perform any other covenants or agreements of the Master Servicer set forth in this Agreement or the Basic Documents, which failure (i) materially and adversely affects the rights of Noteholders (determined without regard to the availability of funds under any Series Support) and (ii) continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Indenture Trustee;

                           (c) The entry of a decree or order for relief by a
court or regulatory authority having jurisdiction in respect of the Master Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Master Servicer or of any substantial part of its property or ordering the winding up or liquidation of the affairs of the Master Servicer or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or

                           (d) The commencement by the Master Servicer of a
voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Master Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Master Servicer or of any substantial part of its property or the making by the Master Servicer of an assignment for the benefit of creditors or the failure by the Master Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Master Servicer in furtherance of any of the foregoing; or

                           (e) Any representation, warranty or certification of
the Master Servicer made in this Agreement or any Basic Document or any certificate, report or other writing delivered pursuant hereto or thereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the interests of the Indenture Trustee in the Series Trust Estate and, within 60 days after written notice thereof shall have been given to the Master Servicer by the Indenture Trustee, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or

                  Notwithstanding the foregoing, a delay in or failure of performance under Section 10.1(a) for a period of five Business Days or under
Section 10.1(b) for a period of 60 days, shall not constitute a Master Servicer Termination Event if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God, acts of declared or undeclared war, terrorism, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Master Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement, and the Master Servicer shall provide the Indenture Trustee and the Seller with an Officers' Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

                  SECTION 10.2. CONSEQUENCES OF A MASTER SERVICER TERMINATION EVENT. If a Master Servicer Termination Event shall occur and be continuing, the Indenture Trustee (to the extent a Trust Officer of the Indenture Trustee has actual knowledge or has received notice thereof), by notice given in writing to the Master Servicer may and shall at the direction of the Administrative Agent, where one exists, or otherwise, the Managing Agents, terminate all of the rights and obligations of the Master Servicer under this Agreement and the other Basic Documents to which it is a party. On or after the receipt by the Master Servicer of such written notice, all authority, power, obligations and responsibilities of the Master Servicer under this Agreement, whether with respect to the Notes or the Other Conveyed Property or otherwise, automatically shall pass to, be vested in, and become obligations and responsibilities, of the Indenture Trustee (or such other successor Master Servicer appointed by the Indenture Trustee pursuant to Section 10.3); PROVIDED, HOWEVER, that the successor Master Servicer shall (i) have no liability with respect to any obligation which was required to be performed by the terminated Master Servicer prior to the date that the successor Master Servicer becomes the Master Servicer or any claim of a third party based on any alleged action or inaction of the terminated Master Servicer, (ii) no obligation to perform any repurchase or advancing obligations, if any, of the terminated Master Servicer, (iii) no obligation to pay any of the fees and expenses of any other party involved in this transaction not expressly assumed by the Master Servicer and (iv) no liability or obligation with respect to any Master Servicer indemnification obligations of any prior master servicer including the original master servicer.

                  Notwithstanding anything contained in this Agreement to the contrary, the initial Indenture Trustee as successor Master Servicer, is authorized to accept and rely on all of the accounting, records (including computer records) and work of the prior Master Servicer relating to the Receivables (collectively, the "PREDECESSOR SERVICER WORK PRODUCT") without any audit or other examination thereof, and such Indenture Trustee shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Master Servicer. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, "ERRORS") exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to such Indenture Trustee making or continuing any Errors (collectively, "CONTINUED ERRORS"), such Indenture Trustee shall have no duty, responsibility, obligation or liability for such Continued Errors; PROVIDED, HOWEVER, that such Indenture Trustee agrees to use its best efforts to prevent further Continued Errors. In the event that such Indenture Trustee becomes aware of Errors or Continued Errors, such Indenture Trustee shall, with the prior consent of the Noteholders representing 66-2/3% of the outstanding Notes, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors.

                  The successor Master Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Owner Trust Estate and related documents to show the Trust as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Master Servicer agrees to cooperate with the successor Master Servicer in effecting the termination of the responsibilities and rights of the terminated Master Servicer under this Agreement, including, without limitation, the transfer to the successor Master Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Master Servicer for deposit, or have been deposited by the terminated Master Servicer, in a Trust Account and the delivery to the successor Master Servicer of all Receivable Files, Monthly Records and Collection Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Master Servicer to service the Owner Trust Estate. If requested by the Indenture Trustee, the successor Master Servicer shall direct the Obligors to make all payments under the Receivables directly to the successor Master Servicer (in which event the successor Master Servicer shall process such payments in accordance with
Section 4.2(d)). The terminated Master Servicer shall grant the Indenture Trustee and the successor Master Servicer reasonable access to the terminated Master Servicer's premises at the terminated Master Servicer's expense.

                  SECTION 10.3. APPOINTMENT OF SUCCESSOR. (a) On and after the time the Master Servicer receives a notice of termination pursuant to Section
10.2 or upon the resignation of the Master Servicer pursuant to Section 9.6, the Master Servicer shall continue to perform all servicing functions under this Agreement until the date specified in such termination notice or until such resignation becomes effective or until a date mutually agreed upon by the Master Servicer and the Indenture Trustee. The Indenture Trustee shall as promptly as possible after such termination or resignation appoint an Eligible Servicer as a successor servicer (the "Successor Master Servicer"), and such Successor Master Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Master Servicer has not been appointed or has not accepted its appointment at the time when the Master Servicer ceases to act as Master Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Master Servicer. The Indenture Trustee may delegate any of its servicing obligations to an Affiliate or agent in accordance with Section 9.5. Notwithstanding the foregoing, the Indenture Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Master Servicer hereunder. The Indenture Trustee or the Successor Master Servicer, as the case may be, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Master Servicer by the terms and provisions of this Agreement, except as otherwise stated herein. The Indenture Trustee or the Successor Master Servicer, as the case may be, shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Successor Master Servicer shall be subject to termination under
Section 10.2 upon the occurrence of any Master Servicer Termination Event applicable to it as Master Servicer.

                           (b) Subject to Section 9.6, no provision of this
Agreement shall be construed as relieving the Indenture Trustee of its obligation to succeed as successor Master Servicer upon the termination of the Master Servicer pursuant to Section 10.2 or the resignation of the Master Servicer pursuant to Section 9.6.

                           (c) Any Successor Master Servicer shall be entitled
to such compensation (whether payable out of the Collection Account or otherwise) equal to the compensation the Master Servicer would have been entitled to under this Agreement if the Master Servicer had not resigned or been terminated hereunder. In addition, any Successor Master Servicer shall be entitled to reasonable transition expenses incurred in acting as Successor Master Servicer payable by the outgoing Master Servicer, and to the extent such transition expenses have not been paid by the outgoing Master Servicer, such


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

Successor Master Servicer shall be entitled to reimbursement for such reasonable expenses pursuant to the Series Supplement.

                  SECTION 10.4. NOTIFICATION TO NOTEHOLDERS AND
CERTIFICATEHOLDERS. Upon any termination of, or appointment of a successor to, the Master Servicer the Indenture Trustee shall give prompt written notice thereof to each Noteholder.

                  SECTION 10.5. WAIVER OF PAST DEFAULTS. A majority of the Noteholders may, on behalf of all Securityholders, waive any default by the Seller or the Master Servicer in the performance of their obligations hereunder and its consequences, except the failure to make any distributions required to be made to Noteholders or to make any required deposits of any amounts to be so distributed. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                  SECTION 10.6. SUCCESSOR TO MASTER SERVICER. (a) The Indenture Trustee, in its capacity as successor to the Master Servicer, shall perform such duties and only such duties as are specifically set forth in this Agreement and each Related Document with respect to the assumption of any servicing duties and no implied covenants or obligations shall be read into this Agreement against the Indenture Trustee.

                           (b) In the absence of bad faith or negligence on its
part, the Indenture TRUSTEE may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Agreement and the Series Supplement; but in the case of any such certificates or opinions, which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture TRUSTEE shall be under a duty to examine the same and to determine whether or not they conform to the requirements of this Agreement and the Series Supplement.

                           (c) The Indenture Trustee shall have no liability for
any actions taken or omitted by the terminated Master Servicer.


                                   ARTICLE XI

                                   TERMINATION

                  SECTION 11.1. OPTIONAL PURCHASE OF ALL RECEIVABLES. (a) To the extent and under the circumstances provided in the Series Supplement, the Master Servicer and the Seller each shall have the option to effect a "clean-up" redemption or purchase of the Owner Trust Estate.

                           (b) Upon any sale of the assets included in the
Series Trust Estate permitted by the Series Supplement, the Master Servicer shall instruct the Indenture


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

Trustee to deposit the proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made in the Collection Account.

                           (c) Notice of any termination of the Trust shall be
given by the Master Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Master Servicer has received notice thereof.

                           (d) Following the satisfaction and discharge of the
Indenture, the payment in full of the principal of and interest on the Notes, the satisfaction of all payment obligations under the Basic Documents, termination of any Series Support (as provided therein), the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.


                                   ARTICLE XII

                  ADMINISTRATIVE DUTIES OF THE MASTER SERVICER

                  SECTION 12.1. ADMINISTRATIVE DUTIES.

                           (a) DUTIES WITH RESPECT TO THE INDENTURE. The Master
Servicer shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Master Servicer shall consult with the Owner Trustee as the Master Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Master Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture. The Master Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Master Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture, including, without limitation, pursuant to Sections 2.7, 3.3, 3.4, 3.5, 3.6, 3.7, 3.9, 3.10, 3.17, 7.3, 8.3, 9.2, 9.3, 11.1 and 11.15 of the
Indenture.

                           (b) Duties with Respect to the Issuer.

                                    (i) In addition to the duties of the Master
                           Servicer set forth in this Agreement or any of the Related Documents, the Master Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee, or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee, to prepare, file or deliver pursuant to this Agreement or any of the Related Documents or under state and federal tax and securities laws, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement


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

                           or any of the Basic Documents, including, without limitation, pursuant to Sections 2.6 and 2.11 of the Trust Agreement. In accordance with the directions of the Issuer or the Owner Trustee, the Master Servicer shall administer, perform or supervise the performance of such other activities in connection with the Owner Trust Estate (including the Related Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Master Servicer.

                                    (ii) Notwithstanding anything in this
                           Agreement or any of the Basic Documents to the contrary, the Master Servicer shall be responsible for promptly notifying the Owner Trustee and the Indenture Trustee in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to a Certificateholder as contemplated by this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Indenture Trustee pursuant to such provision.

                                    (iii) Notwithstanding anything in this
                           Agreement or the Basic Documents to the contrary, the Master Servicer shall be responsible for performance of the duties of the Issuer or the Seller set forth in Section 5.1(a), (b), (c) and (d) of the Trust Agreement with respect to, among other things, accounting and reports to Owners (as defined in the Trust Agreement); PROVIDED, HOWEVER, that once prepared by the Master Servicer, the Depositor shall retain responsibility under Section 5.1(b) of the Trust Agreement for the distribution of the Schedule K-1s necessary to enable each Certificateholder to prepare its federal and state income tax returns.

                                    (iv) The Master Servicer shall perform the
                           duties of the Depositor specified in Section 10.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Master Servicer under this Agreement or any of the Related Documents.

                                    (v) The Master Servicer, on behalf of the
                           Seller, shall direct the Issuer to request the tender of all or a portion of the Notes in accordance with the Indenture or the Series Supplement.

                                    (vi) In carrying out the foregoing duties or
                           any of its other obligations under this Agreement, the Master Servicer may enter into transactions with or otherwise deal with any of its Affiliates; PROVIDED, HOWEVER, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Master Servicer's opinion, no less favorable to the Issuer in any material respect.

                           (c) TAX MATTERS. The Master Servicer shall prepare
and file, or cause to be prepared and filed, on behalf of the Seller, all tax returns, tax elections, financial statements and such annual or other reports of the Issuer as are necessary for preparation of tax reports as provided in
Article V of the Trust Agreement, including without limitation forms 1099 and 1066. All tax returns will be signed by the Seller.

                           (d) NON-MINISTERIAL MATTERS. With respect to matters
that in the reasonable judgment of the Master Servicer are non-ministerial, the Master Servicer shall not take any action pursuant to this Article XII unless within a reasonable time before the taking of such action, the Master Servicer shall have notified the Owner Trustee and the Indenture Trustee of the proposed action and the Owner Trustee and the Indenture Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

         (A) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

         (B) the appointment of successor Note Registrars, successor Note Paying Agents and successor Indenture Trustees pursuant to the Indenture or the consent to the assignment by the Note Registrar, Note Paying Agent or Indenture Trustee of its obligations under the Indenture; and

         (C)      the removal of the Indenture Trustee.

                           (e) EXCEPTIONS. Notwithstanding anything to the
contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Master Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders or Certificateholders under the Basic Documents, (2) sell any Trust Property pursuant to the Series Supplement, (3) take any other action that the Issuer directs the Master Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

                           (f) Neither the Indenture Trustee nor any successor
Master Servicer shall be responsible for any obligations or duties of a predecessor Master Servicer under Section 12.1.

                  SECTION 12.2. RECORDS. The Master Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer and the Indenture Trustee at any time during normal business hours.

                  SECTION 12.3. ADDITIONAL INFORMATION TO BE FURNISHED TO THE ISSUER. The Master Servicer shall furnish to the Issuer and the Indenture Trustee, from time to


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

time such additional information regarding the Owner Trust Estate as the Issuer and the Indenture Trustee shall reasonably request.


                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

                  SECTION 13.1. AMENDMENTS. (a) This Agreement may be amended by the parties hereto at any time when no Securities are outstanding without the requirement of any consents or the satisfaction of any conditions set forth below.

                           (b) Except as otherwise provided in the Series
Supplement, this Agreement may be amended from time to time by the parties hereto, by a written instrument signed by each of the parties hereto, without the consent of any of the Securityholders, provided that (i) an Opinion of Counsel for the Seller (which Opinion of Counsel may, as to factual matters, rely upon Officers' Certificates of the Seller or the Master Servicer) is addressed and delivered to the Indenture Trustee, dated the date of any such amendment, to the effect that the conditions precedent to any such amendment, including those of Section 13.2(h) hereof, have been satisfied and (ii) the Seller shall have delivered to the Indenture Trustee, an Officer's Certificate dated the date of any such amendment, stating that the Seller reasonably believes that such amendment will not have a material adverse effect on the rights of the Noteholders.

                           (c) Except as otherwise provided in the Series
Supplement, subject to Section 13.2(h) hereof, this Agreement may also be amended from time to time by the Master Servicer, the Seller and the Indenture Trustee, with the prior written consent of the Administrative Agent, where one exists, acting at the direction of the Majority Purchasers, or otherwise the Majority Purchasers, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of or delay the timing of any distributions to be made to Securityholders without the consent of each affected Securityholder or deposits of amounts to be so distributed or the amount available under any Series Support, (ii) change the definition of or the manner of calculating the interest of any Securityholder without the consent of each affected Securityholder, or (iii) reduce the aforesaid percentage of Noteholders required to consent to any such amendment.

                  Promptly after the execution of any such amendment or supplement, the Indenture Trustee shall furnish written notification of the substance of such amendment or supplement to each Securityholder.

                  It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders or Certificateholders provided for in this Agreement) and of evidencing the authorization of any action by


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

Noteholders or Certificateholders shall be subject to such reasonable requirements as the Indenture Trustee or the Owner Trustee, as applicable, may prescribe, including the establishment of record dates.

                  The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any amendment which affects the Issuer's, the Owner Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

                  Prior to the execution of any amendment to this Agreement, the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied.

                  SECTION 13.2. PROTECTION OF TITLE TO TRUST. (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer in the Owner Trust Estate.

                           (b) Neither the Seller nor the Master Servicer shall
change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Sections 9-503(a)(4) and 9-507 of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least thirty days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

                           (c) Each of the Seller and the Master Servicer shall
have an obligation to give the Owner Trustee and the Indenture Trustee prompt notice of any change in its state of incorporation if, as a result of such change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Master Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

                           (d) The Master Servicer shall maintain accounts and
records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and
(ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

                           (e) The Master Servicer shall maintain or cause to be
maintained, a computer system so that, from and after the time of sale under this Agreement and each Transfer Agreement of the Receivables to the Issuer, such master computer records


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

(including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Trust in such Receivable and that such Receivable is owned by the Trust and such Receivable has been pledged pursuant to the Indenture. Indication of the Trust's interest in a Receivable shall be deleted from or modified on such computer systems when, and only when, the related Receivable shall have been paid in full, repurchased by HAFC or the Seller or otherwise disposed of by the Issuer.

                           (f) If at any time the Seller, HAFC or its Affiliates
shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Master Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust unless such Receivable has been paid in full, been repurchased by HAFC or the Seller or has otherwise been disposed of by the Issuer.

                           (g) Upon request, the Master Servicer shall furnish
or cause to be furnished to, the Owner Trustee or to the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number) then held as part of the Series Trust Estate, together with a reconciliation of such list to the Schedule of Receivables and to each of the Master Servicer's Certificates furnished before such request indicating removal of Receivables from the Series Trust Estate. The Indenture Trustee shall hold any such list and Schedule of Receivables for examination by interested parties during normal business hours at the Corporate Trust Office upon reasonable notice by such Persons of their desire to conduct an examination.

                           (h) The Master Servicer shall deliver to the Owner
Trustee and the Indenture Trustee:

                  (1) simultaneously with the execution and delivery of the Agreement and, if required pursuant to Section 13.1, of each amendment, an Opinion of Counsel stating that, in the opinion of such Counsel, in form and substance reasonably satisfactory to the addressees of such Opinion, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables then held as part of the Series Trust Estate, or (B) no such action shall be necessary to preserve and protect such interest or (C) any action which is necessary to preserve and protect such interest during the following 12-month period; and

                  (2) within 90 days after the beginning of each calendar year beginning with the first calendar year following the Closing Date dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Series Trust Estate or (B) no such action shall be necessary to preserve and protect such interest.

                  Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

                  SECTION 13.3. NOTICES. All demands, notices and communications upon or to the Seller, the Master Servicer, the Owner Trustee, or any other Person entitled to receive a notice, the Indenture Trustee shall be in writing, personally delivered, or mailed by certified mail, sent by confirmed telecopier transmission, or at the consent of the receiving party by electronic mail, and shall be deemed to have been duly given upon receipt at the address specified in the Series Supplement. Any notice required or permitted to be mailed to a Noteholder or Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register or Note Register, as applicable. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder or Noteholder shall receive such notice.

                  SECTION 13.4. ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, except as provided in Sections 8.4 and 9.3 and as provided in the provisions of this Agreement concerning the resignation of the Master Servicer, this Agreement may not be assigned by the Seller or the Master Servicer without the prior written consent of the Owner Trustee, the Indenture Trustee and the Administrative Agent, where one exists, or otherwise, the Managing Agents. In the event that a successor Issuer is formed as permitted by the Series Supplement, such Issuer shall succeed to all of the rights and obligations of the predecessor Issuer hereunder; and all references to the Issuer hereunder shall thereafter be deemed to be references to such successor Issuer.

                  SECTION 13.5. LIMITATIONS ON RIGHTS OF OTHERS. The provisions of this Agreement are solely for the benefit of the parties hereto and for the benefit of the Certificateholders (including the Seller), the Indenture Trustee, the Delaware Trustee, the Owner Trustee, any Support Provider and the Secured Parties, as third-party beneficiaries. Each Support Provider shall be entitled to rely upon and directly enforce such provisions of this Agreement and the Series Supplement so long as no default with respect to such Support Provider shall have occurred and be continuing. Nothing in this Agreement or in the Series Supplement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                  SECTION 13.6. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


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

                  SECTION 13.7. SEPARATE COUNTERPARTS. This Agreement and each Transfer Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 13.8. HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  SECTION 13.9. GOVERNING LAW. THIS AGREEMENT AND EACH TRANSFER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  SECTION 13.10. ASSIGNMENT TO INDENTURE TRUSTEE. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture, as supplemented by the Series Supplement for the benefit of the Secured Parties of all right, title and interest of the Issuer in, to and under the applicable Series Trust Estate.

                  SECTION 13.11. NONPETITION COVENANTS. (a) Notwithstanding any prior termination of this Agreement or the Series Supplement, none of the Master Servicer, the Seller, the Administrative Agent, any Managing Agent or any Secured Party shall, prior to the date which is one year and one day after the termination of this Agreement and the payment in full of all obligations of the Issuer under the Basic Documents, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

                           (b) Notwithstanding any prior termination of this
Agreement or the Series Supplement, none of the Master Servicer, any Managing Agent, the Administrative Agent or any Secured Party shall, prior to the date that is one year and one day after the termination of this Agreement and each and every Master Sale and Servicing Agreement or similar agreement of the Seller, acquiesce to, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

                  SECTION 13.12. LIMITATION OF LIABILITY OF THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE. (a) Notwithstanding anything contained herein to the contrary, this Agreement and the Series Supplement have been countersigned by the Owner Trustee not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall the Owner Trustee in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement and the Series Supplement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

                           (b) Notwithstanding anything contained herein to the
contrary, this Agreement has been executed and delivered by the Person acting as the Indenture Trustee not in its individual capacity but solely as Indenture Trustee and in no event shall such Person have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

                  SECTION 13.13. INDEPENDENCE OF THE MASTER SERVICER. For all purposes of this Agreement, the Master Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by this Agreement or the Series Supplement, the Master Servicer shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

                  SECTION 13.14. NO JOINT VENTURE. Nothing contained in this Agreement or the Series Supplement (i) shall constitute the Master Servicer and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                                    HOUSEHOLD AUTOMOTIVE TRUST 2001-3
                                        by U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee on behalf of the Trust,


                                        by     /s/ Melissa A. Rosal
                                              ----------------------------------
                                              Title:  Vice President


                                    HOUSEHOLD AUTO RECEIVABLES CORPORATION,
                                        as Seller,


                                        by     /s/ Steven H. Smith
                                              ----------------------------------
                                              Name: Steven H. Smith
                                              Title:  Vice President and
                                                      Assistant Treasurer


                                    HOUSEHOLD FINANCE CORPORATION,
                                        as Master Servicer,


                                        by    /s/ B. B. Moss, Jr.
                                             -----------------------------------
                                              Name: B. B. Moss, Jr.
                                              Title:  Vice President and
                                                      Treasurer


                                    WELLS FARGO BANK MINNESOTA,
                                      NATIONAL ASSOCIATION,
                                        not in its individual capacity but
                                        solely as Indenture Trustee,


                                        by     /s/ Sue Dignan
                                              ----------------------------------
                                              Name: Sue Dignan
                                              Title:  Assistant Vice President




             [Signature Page for Master Sale & Servicing Agreement]

                                                                       EXHIBIT A

                      FORM OF MASTER SERVICER'S CERTIFICATE

                                    EXHIBIT A
                      FORM OF MASTER SERVICER'S CERTIFICATE

                          MASTER SERVICER'S CERTIFICATE
                       (Delivered pursuant to Section 4.9
                   of the Master Sale and Servicing Agreement)


                         HOUSEHOLD FINANCE CORPORATION,
                                 Master Servicer
                     HOUSEHOLD AUTO RECEIVABLES CORPORATION

                    HOUSEHOLD AUTOMOTIVE TRUST Series 2001-3
                                  Class A Notes


         1.       This Certificate relates to the Distribution Date occurring on

         2.       Series 2001-3 Information

         (a) The amount of Collected Funds with respect to the Collection Period was equal to

         (b) The amount of Available Funds with respect to the Collection Period was equal to

         (c) The Liquidated Receivables for the Collection Period was equal to

         (d) Net Liquidation Proceeds for the Collection Period was equal to

         (e) The principal balance of Series 2001-3 Receivables at the beginning of the Collection Period was equal to

         (f) The principal balance of Series 2001-3 Receivables on the last day of the Collection Period was equal to

         (g) The aggregate outstanding balance of the Series 2001-3 Receivables which were one payment delinquent as of the close of business on the last day of the Collection Period with respect to such Distribution Date was equal to

         (h) The aggregate outstanding balance of the Series 2001-3 Receivables which were two payments delinquent as of the close of business on the last day of the Collection Period with respect to such Distribution Date was equal to

         (i) The aggregate outstanding balance of the Series 2001-3 Receivables which were three or more payments delinquent as of the close of business on the last day of the Collection Period with respect to such Distribution Date was equal to

         (j)      The Servicing Fee paid on the Distribution Date was equal to

         (k) The Principal Distributable Amount for the Distribution Date was equal to

         (l) The Principal Amount Available for the Distribution Date was equal to

         (m)      The Aggregate Note Principal Balance was equal to

         (n)      The Aggregate Optimal Note Principal Balance was equal to

         (o)      The Targeted Credit Enhancement Amount was equal to

         (p)      The Targeted Credit Enhancement Amount as a percentage of the
                  Pool

                  Balance on the Distribution Date was equal to

         (q)      The Targeted Reserve Account Balance was equal to

         (r)      The Reserve Account Deposit Amount for the Distribution Date

         (s)      The Maximum Reserve Account Deposit Amount for the
                  Distribution Date

         (t)      The Reserve Account Shortfall for the Distribution Date

         (u) The amount on deposit in the Reserve Account after distributions was equal to

         (v) The amount on deposit in the Reserve Account as a percentage of the Pool Balance on the Distribution Date was equal to

         (w)      The Targeted Overcollateralization Amount was equal to

         (x)      The ending overcollateralization was equal to

         (y) The ending overcollateralization as a percentage of the Pool Balance on the Distribution Date was equal to

         (z)      The Weighted Average Coupon (WAC) was equal to

         (aa)     The Weighted Average Remaining Maturity (WAM) was equal to


                  3.       NOTEHOLDER INFORMATION
                  (a)      CLASS A-1
                  A.       Information Regarding Distributions

                           1.       Total Distribution per $1,000
                           2.       Principal Distribution per $1,000
                           3.       Interest Distribution per $1,000

                  B.       Calculation of Class A-1 Interest Due
                           1.       Class A-1 related Note Rate
                           2. Class A-1 principal balance - beginning of period
                           3.       Accrual convention
                           4.       Days in Interest Period
                           5.       Class A-1 interest due
                           6.       Class A-1 interest paid
                           7. Class A Interest Carryover Shortfall with respect to Class A-1
                           8. Class A-1 unpaid interest with respect to the Distribution Date

                  C.       Calculation of Class A-1 principal balance
                           1. Class A-1 principal balance - beginning of period
                           2.       Class A-1 principal - amount due
                           3.       Class A-1 principal - amount paid
                           4.       Class A-1 principal balance - end of period
                           5. Class A Principal Carryover Shortfall with respect to Class A-1
                           6. Class A-1 unpaid principal with respect to the Distribution Date
                           7. Class A-1 Notes as a percentage of the total Notes outstanding on the Distribution Date
                           8. Class A-1 Notes as a percentage of the Pool Balance on the Distribution Date

                  (b)      CLASS A-2
                  A.       Information Regarding Distributions
                           1.       Total Distribution per $1,000
                           2.       Principal Distribution per $1,000
                           3.       Interest Distribution per $1,000

                  B.       Calculation of Class A-2 Interest Due

                           1.       Class A-2 related Note Rate
                           2. Class A-2 principal balance - beginning of period
                           3.       Accrual convention
                           4.       Days in Interest Period
                           5.       Class A-2 interest due
                           6.       Class A-2 interest paid
                           7. Class A Interest Carryover Shortfall with respect to Class A-2
                           8. Class A-2 unpaid interest with respect to the Distribution Date

                  C.       Calculation of Class A-2 principal balance
                           1. Class A-2 principal balance - beginning of period
                           2.       Class A-2 principal - amount due
                           3.       Class A-2 principal - amount paid
                           4.       Class A-2 principal balance - end of period
                           5. Class A Principal Carryover Shortfall with respect to Class A-2
                           6. Class A-2 unpaid principal with respect to the Distribution Date
                           7. Class A-2 Notes as a percentage of the total Notes outstanding on the Distribution Date
                           8.       Class A-2 Notes as a percentage of the Pool
                                    Balance on the Distribution Date
                           9.       Class A-1 and A-2 Notes as a percentage of
                                    the Pool Balance on the Distribution Date

                  (c)      CLASS A-3
                  A.       Information Regarding Distributions
                           1.       Total Distribution per $1,000
                           2.       Principal Distribution per $1,000
                           3.       Interest Distribution per $1,000

                  B.       Calculation of Class A-3 Interest Due
                           1.       Class A-3 related Note Rate
                           2. Class A-3 principal balance - beginning of period

                           3.       Accrual convention
                           4.       Class A-3 interest due
                           5.       Class A-3 interest paid
                           6. Class A Interest Carryover Shortfall with respect to Class A-3
                           7. Class A-3 unpaid interest with respect to the Distribution Date

                  C.       Calculation of Class A-3 principal balance
                           1. Class A-3 principal balance - beginning of period
                           2.       Class A-3 principal - amount due
                           3.       Class A-3 principal - amount paid
                           4.       Class A-3 principal balance - end of period
                           5. Class A Principal Carryover Shortfall with respect to Class A-3
                           6. Class A-3 unpaid principal with respect to the Distribution Date
                           7. Class A-3 Notes as a percentage of the total Notes outstanding on the Distribution Date
                           8. Class A-3 Notes as a percentage of the Pool Balance on the Distribution Date
                           9. Class A-1, A-2 and A-3 Notes as a percentage of the Pool Balance on the Distribution Date

                  (d)      CLASS A-4
                  A.       Information Regarding Distributions
                           1.       Total Distribution per $1,000
                           2.       Principal Distribution per $1,000
                           3.       Interest Distribution per $1,000

                  B.       Calculation of Class A-4 Interest Due
                           1.       Class A-4 related Note Rate
                           2. Class A-4 principal balance - beginning of period
                           3.       Accrual convention
                           4.       Class A-4 interest due
                           5.       Class A-4 interest paid
                           6. Class A Interest Carryover Shortfall with respect to Class A-4

                           7. Class A-4 unpaid interest with respect to the Distribution Date

                  C.       Calculation of Class A-4 principal balance
                           1. Class A-4 principal balance - beginning of period
                           2.       Class A-4 principal - amount due
                           3.       Class A-4 principal - amount paid
                           4.       Class A-4 principal balance - end of period
                           5. Class A Principal Carryover Shortfall with respect to Class A-4
                           6. Class A-4 unpaid principal with respect to the Distribution Date
                           7. Class A-4. Notes as a percentage of the total Notes outstanding on the Distribution Date
                           8. Class A-4 Notes as a percentage of the Pool Balance on the Distribution Date
                           9. Class A-1, A-2, A-3 and A-4 Notes as a percentage of the Pool Balance on the Distribution Date

                                                                       EXHIBIT B


                           FORM OF TRANSFER AGREEMENT

                  TRANSFER No. _____________ of Receivables pursuant to the Master Sale and Servicing Agreement dated as of October 9, 2001 (the "Sale and Servicing Agreement"), among ____________________________, a Delaware business trust (the "Issuer" or the "Trust"), HOUSEHOLD AUTO RECEIVABLES CORPORATION, a Nevada corporation (the "Seller"), HOUSEHOLD FINANCE CORPORATION, a Delaware corporation (the "Master Servicer"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association in its capacity as Indenture Trustee (the "Indenture Trustee").

                              W I T N E S S E T H:

                  WHEREAS pursuant to the Sale and Servicing Agreement, the Seller wishes to convey the Receivables to the Issuer; and

                  WHEREAS, the Issuer is willing to accept such conveyance subject to the terms and conditions hereof.

                  NOW, THEREFORE, the Issuer, the Seller, the Master Servicer and the Indenture Trustee hereby agree as follows:

                  1. DEFINED TERMS. Capitalized terms used herein shall have the meanings ascribed to them in the Sale and Servicing Agreement unless otherwise defined herein.

                  "Cutoff Date" shall mean, with respect to the Receivables conveyed hereby, _______________, ____.

                  "Transfer Date" shall mean. with respect to the Receivables conveyed hereby, _____________, ____.

                  2. LIST OF RECEIVABLES. Annexed hereto is Schedule A listing the Receivables that constitute the Receivables to be conveyed pursuant to the Sale and Servicing Agreement and this Agreement on the Transfer Date.

                  3. CONVEYANCE OF RECEIVABLES. The Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (except as expressly PROVIDED in the Sale and Servicing Agreement), all right, title and interest of the Seller in and to:

                  (a) each and every Receivable listed on Schedule A and all monies paid or payable thereon or in respect thereof on or after the related Cutoff Date (including amounts due on or before the related Cutoff Date but received by the Seller on or after such date);

                  (b) the security interests in the related Financed Vehicles granted by Obligors pursuant to such Receivables and any other interest of the Seller in such Financed Vehicles;

                  (c) all rights of the Seller against Dealers pursuant to Dealer Agreements, Dealer Assignments related to such Receivables;

                  (d) any proceeds and the right to receive proceeds with respect to such Receivables repurchased by a Dealer, pursuant to a Dealer Agreement as a result of a breach of representation or warranty in the related Dealer Agreement;

                  (e) all rights under any Service Contracts on the related Financed Vehicles;

                  (f) any proceeds and the right to receive proceeds with respect to Receivables from claims on any physical damage, credit life or disability insurance policies, if any, covering the related Financed Vehicles or Obligors, including rebates of insurance premiums relating to the Receivables;

                  (g) all items contained in the Receivables Files with respect to such Receivables and any and all other documents that HAFC on or Household Bank, as applicable, keeps on file in accordance with its customary procedures relating to the related Receivables, the related Financed Vehicles or Obligors;

                  (h) all funds on deposit from time to time in the Trust Accounts (including all investments and proceeds thereof);

                  (i) property (including the right to receive future Net Liquidation Proceeds) that secures each related Receivable and that has been acquired by or on behalf of the Seller pursuant to liquidation of such Receivable;

                  (j) all of Sellers right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Master Receivables Purchase Agreement and the Receivables Purchase Agreement Supplements, including the delivery requirements, representations and warranties and the cure and repurchase obligations of HAFC or Household Bank, as applicable, under the Master Receivables Purchase Agreement and related Receivables Purchase Agreement Supplements, on or after the related Cutoff Date;

                  (k) on the initial Transfer Date only, one share of Class SV Preferred Stock of the Seller; and

                  (l) all present and future claims, demands, causes and chooses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

                  4. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby represents and warrants to the Issuer as of the Transfer Date that:

                  (a) Each of its representations set forth in Sections 3.1 and
         8.1 of the Sale and Servicing Agreement are true and correct as if made on the Transfer Date, except if specified to be true as of an earlier date, in which case, such representations and warranties are true as of such earlier date.

                  (b) The aggregate of the Principal Balances of the Receivables listed on [the supplement to] Schedule A annexed hereto and conveyed to the Issuer pursuant to this Agreement is as of the Cutoff Date $____________.

                  5. CONDITIONS PRECEDENT. The obligation of the Issuer to acquire the Receivables hereunder is subject to the satisfaction, on or prior to the Transfer Date, of the following conditions precedent:

                  REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Seller in Section 4 of this Agreement shall be true and correct as of the Transfer Date.

                  SALE AND SERVICING AGREEMENT CONDITIONS. Each of the conditions set forth in Section 2.1(b) to the Sale and Servicing Agreement shall have been satisfied.

                  ADDITIONAL INFORMATION. The Seller shall have delivered to the Issuer such information as was reasonably requested by the Issuer to satisfy itself as to the accuracy of the representations and warranties set forth in Section 4 of this Agreement.

                  6. RATIFICATION OF AGREEMENT. As supplemented by this Agreement, the Sale and Servicing Agreement is in all respects ratified and confirmed and the Sale and Servicing Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument.

                  7. COUNTERPARTS. This Agreement may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

                  8. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, the Issuer, the Seller and the Master Servicer have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of day and the year first above written.



                                        [ISSUER]
                                        by U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee on behalf of the Trust,


                                        by
                                              ----------------------------------
                                              Name:
                                              Title:



                                        HOUSEHOLD AUTO RECEIVABLES CORPORATION,
                                        Seller,


                                        by
                                              ----------------------------------
                                              Name:
                                              Title:



                                        HOUSEHOLD FINANCE CORPORATION, Master
                                        Servicer,


                                        by
                                              ----------------------------------
                                              Name:
                                              Title:

Acknowledged and Accepted:

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, not in its individual capacity but solely as
Indenture Trustee

by
  ------------------------------------------
   Name:
   Title: